SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE BOEING COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 26, 2004

Dear Shareholder:

I am pleased to invite you to attend the Company’s 2004 Annual Meeting of Shareholders, which will be held on Monday, May 3, 2004, beginning at 10:00 a.m., Central time, in Chicago, Illinois. We will meet in the Grand Ballroom of the Renaissance Chicago Hotel, which is located at One West Wacker Drive in Chicago.

Activities at the Annual Meeting will be limited to the items of business listed in the Notice of Annual Meeting of Shareholders. The following items of business will be presented:

(1)	election of four directors;

(2)	vote on a management proposal to approve amendments to the Company’s Certificate of Incorporation and By-Laws to eliminate certain supermajority vote requirements;

(3)	advisory vote on the appointment of the Company’s independent auditors; and

(4)	vote on certain shareholder proposals, if they are presented.

Your Board of Directors recommends a vote for the election of the nominees for director, the management proposal and the advisory vote on the appointment of the Company’s independent auditors. The Board recommends a vote against each of the shareholder proposals. We will also report on the activities of the Company. You will have an opportunity to submit questions or comments on matters of interest to shareholders generally.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, I urge you to complete the accompanying proxy card and return it promptly.

Very truly yours,

Harry C. Stonecipher

President and Chief Executive Officer

REQUEST ELECTRONIC DELIVERY OF PROXY DOCUMENTS. Shareholders may elect to receive future distributions of proxy statements and annual reports by e-mail. To take advantage of this service, please see your proxy card and page [    ] of this proxy statement for further information.

THE BOEING COMPANY

Boeing World Headquarters

100 North Riverside Plaza, Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	Monday, May 3, 2004, 10:00 a.m., Central time. Registration will begin at 8:30 a.m. The Annual Meeting will begin at 10:00 a.m. and conclude at 12:00 p.m.

PLACE	The Renaissance Chicago Hotel, One West Wacker Drive, Chicago, Illinois 60616-9985.

AGENDA	1.	Elect four persons to the Board of Directors for three-year terms expiring in 2007.
	2.	Vote on a management proposal to approve amendments to the Certificate of Incorporation and By-Laws to eliminate certain supermajority vote requirements.
	3.	Cast an advisory vote on the appointment of Deloitte & Touche LLP as independent auditors.
	4.	Vote on shareholder proposals on
	5.	Transact any other business properly brought before the meeting.

RECORD DATE	You can vote if you were a shareholder at the close of business on March 5, 2004.

MEETING ADMISSION	Registered Shareholders. An admission ticket is attached to your proxy card. Please bring the admission ticket with you to the meeting.

Beneficial Shareholders. Shareholders whose stock is held by a broker or bank (often referred to as
“holding in street name”) should come to the beneficial shareholders table. In order to be admitted, beneficial shareholders must bring account statements or letters from their brokers or banks showing that they owned Boeing stock as of March 5, 2004. In order to vote at the meeting, beneficial shareholders must bring legal proxies, which they can obtain only from their brokers or banks.

In all cases, shareholders must bring photo identification to the meeting for admission.

VOTING BY	Registered Shareholders and Participants in Savings Plans. Please vote:
PROXY	1.	By Toll-Free Telephone: Call l-877-PRX-VOTE (l-877-779-8683) to vote by phone;
	2.	By Internet: Go to www.eproxyvote.com/ba to vote on the Internet; or
	3.	By Mail: Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope. Any proxy may be revoked at any time prior to its exercise at the meeting.

Beneficial Shareholders. If your shares are held in the name of a bank, broker or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

This proxy statement is issued in connection with the solicitation of a proxy on the enclosed form by the Board of Directors of The Boeing Company for use at the Company’s 2004 Annual Meeting of Shareholders. We will begin distributing this proxy statement, a form of proxy and the 2003 Annual Report on or about March 26, 2004.

By Order of the Board of Directors

James C. Johnson

Corporate Secretary

i

THE BOEING COMPANY

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

Monday, May 3, 2004

PROXIES AND VOTING AT THE MEETING

Holders of Boeing stock at the close of business on March 5, 2004, are entitled to receive notice of the Annual Meeting and to vote their shares at the Annual Meeting. As of that date, there were approximately 842,989,568 shares of common stock outstanding and approximately 801,633,363 of those shares were eligible to vote. (The shares held in the ShareValue Trust for the Company’s ShareValue Plan are not entitled to vote, and shares issued in exchange for shares of Rockwell International Corporation or McDonnell Douglas Corporation that have not been exchanged are not eligible to vote.) There were 456,000 registered shareholders on the record date, and approximately 135,229 beneficial shareholders whose shares were held in “street name” through a broker or bank.

Shares represented by a properly executed proxy will be voted at the Annual Meeting and, when instructions are given by the shareholder will be voted in accordance with those instructions. If a proxy is executed and returned but no instructions are given, the shares will be voted according to the recommendations of the Board of Directors. The Board of Directors recommends a vote FOR Items 1 through 3 and AGAINST Items 4 through     .

The Board is not aware of any business that may properly be brought before the Annual Meeting other than those matters described in this proxy statement. However, the enclosed proxy card gives discretionary authority to persons named on the proxy card to vote the shares in their best judgment if any matters other than those shown on the proxy card are properly brought before the Annual Meeting.

How to Vote

Your vote is important. You can save the Company the expense of a second mailing by voting promptly. Registered shareholders can vote by telephone, the Internet or by mail, as described below. If you are a beneficial shareholder, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see what options are available to you.

Registered shareholders and savings plan participants may cast their vote by:

(1)	Signing, dating and promptly mailing the proxy card in the enclosed postage-paid envelope;

(2)	Accessing the Internet website www.eproxyvote.com/ba and voting by following the instructions provided on the website; or

(3)	Calling l-877-PRX-VOTE (l-877-779-8683) and voting by following the instructions provided on the phone line.

In order to vote via telephone or on the Internet, please have in front of you either your proxy card or, if you have consented to receive your materials electronically, your e-mail notification advising that materials are available on line. A phone number and a website are contained on each of the documents. Upon entering either the phone number or the Internet address, you will be instructed on how to proceed.

Proxy cards will be sent to those persons having interests in Boeing stock through participation in the stock funds of the following Company benefit plans (“Plans”):

1.	The Boeing Company Voluntary Investment Plan
2.	BAO Voluntary Savings Plan
3.	Employee Payroll Stock Ownership Plan of McDonnell Douglas Corporation
4.	Rockwell Automation Retirement Savings Plan for Salaried Employees
5.	Rockwell Automation Retirement Savings Plan for Hourly Employees
6.	Rockwell Automation Retirement Savings Plan for Certain Employees

Plans 1 through 3 listed above are sponsored by Boeing and its subsidiaries for their employees. Plans 4 through 6 listed above are sponsored by Rockwell International Corporation for its employees (the “Rockwell Plans”), and the Company has no control over them and no responsibility for their administration.

Shares of Boeing stock held in the Plans (“Plan Shares”) are registered in the names of the trustees. The participants do not have actual ownership of the Plan Shares and may not vote the Plan Shares directly at the Annual Meeting. However, Plan participants are allocated interests in the shares and may instruct the trustees how to vote such interests. The number of shares of Boeing stock shown on your proxy card includes all registered shares and Plan Shares. Plan Shares can be voted only by submitting proxy instructions, whether by telephone, the Internet or mailing in the printed proxy card; they cannot be voted at the Annual Meeting and prior voting instructions cannot be revoked at the Annual Meeting. If you are a Plan participant, your proxy instructions must be received by the Plan trustee no later than midnight on Friday, April 23, 2004.

The trustees will cast Plan Share votes according to the participants’ instructions. If no instructions are received, the trustee will vote the participants’ Plan Shares in accordance with the terms of the Plan, which are as follows: for plans 1 through 3 listed above, shares will be voted in the same manner and proportion as the shares with respect to which voting instructions have been received, whereas the trustee for the Rockwell Plans will vote in its own discretion.

Revocation of Proxies

A registered shareholder may revoke a properly executed proxy at any time before its exercise by:

•	Delivering a written notice of revocation to the Company Secretary;

•	Delivering another proxy that is dated later than the original proxy;

•	Attending the Annual Meeting and giving notice of revocation to an Inspector of Election; or

•	Attending the Annual Meeting and voting by ballot.

Beneficial shareholders cannot revoke their proxies in person at the Annual Meeting because the actual shareholders of record, banks or brokers, will not be present. Beneficial shareholders wishing to change their votes after returning voting instructions to their bank or broker should contact the bank or broker directly.

Vote Required

The presence at the Annual Meeting, in person or by duly authorized proxy, of the holders of one-third of the outstanding shares of stock entitled to vote constitutes a quorum for the transaction of business. Each share of Boeing stock entitles the holder to one vote on each matter presented for shareholder action. A plurality of votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected to that slot. Only votes “for” affect the outcome. Checking the box on the proxy card that withholds authority to vote for a nominee is the equivalent of abstaining. Abstentions are not counted for the purpose of election of directors.

With respect to each of the proposals other than the election of directors (i.e., Items 2-    ), shareholders may vote in favor of the proposal or against the proposal, or abstain from voting. The affirmative vote of holders of record of a majority of the outstanding shares of the Company entitled to vote for the election of directors is required for the approval of Item 2. As for Items 3-    , the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of those proposals. A shareholder who signs and submits a ballot or proxy is “present,” so an abstention will have the same effect as a vote against those proposals.

Under New York Stock Exchange (“NYSE”) rules, if your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and on Item 3, even if it does not receive voting instructions from you. Items 2 and      through      of this proxy statement are “non-discretionary,” meaning that brokers who hold shares for the accounts of their clients and who have not received instructions from their clients do not have discretion to vote on those items. When a broker votes a client’s shares on some but not all of the proposals at the Annual Meeting, the missing votes are referred to as “broker non-votes.” Those shares will be included in determining the presence of a quorum at the Annual Meeting but are not considered “present” for purposes of voting on the non-discretionary items.

Expenses of Solicitation

All expenses for soliciting proxies will be paid by the Company, which has retained D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, to aid in the solicitation of proxies, for fees of approximately $15,000, plus additional expenses of approximately $95,000. Proxies may be solicited by personal interview, mail and telephone. D.F. King & Co., Inc. has contacted brokerage houses, other custodians and nominees to ask whether other persons are the beneficial owners of the shares they hold in street name and, if that is the case, will supply additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse such parties for their reasonable expenses in sending proxy materials to the beneficial owners of the shares.

Voting Results

The Company will announce preliminary voting results at the Annual Meeting. Final official results will be printed in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2004 (available at www.SEC.gov and www.boeing.com).

ITEM 1.    ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR ALL NOMINEES.

The Board of Directors of the Company, pursuant to the By-Laws, has determined that the number of directors of the Company shall be 11, which number will be reduced to 10 upon the retirement of Paul E. Gray. Board policy requires each nonemployee director to resign at the annual meeting following that director’s 72nd birthday. Dr. Gray has announced his intention to retire from the Board at the Annual Meeting. The Board is divided into three classes, each of which is composed of approximately one-third of the directors. Directors are elected by a plurality of the votes cast. Except as otherwise specified in a proxy, proxies will be voted for these nominees.

The Governance, Organization and Nominating Committee of the Board of Directors identifies and recommends to the Board the nominees to fill any vacancies on the Board and nominees to be proposed by the Board as candidates for election as directors.

Each nominee elected as a director will continue in office until his or her successor has been elected, or until his or her death, resignation or retirement. If any nominee is unable to serve, proxies will be voted for the election of such person as shall be designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

The Board of Directors has proposed the following four nominees for election as directors at the Annual Meeting with terms expiring in 2007. Linda Z. Cook, who was named a director by the Board effective December 1, 2003, is standing for election for the first time. Ms. Cook was selected to serve on the Board based upon the recommendation by the Governance, Organization and Nominating Committee. The Governance, Organization and Nominating Committee enlisted the services of a third-party search firm to identify Ms. Cook as a potential board candidate. The Board has determined that each of the nominees for director and continuing directors, except Mr. Stonecipher, the Company’s President and Chief Executive Officer, meet the criteria for independence prescribed by the NYSE listing standards.

NOMINEES FOR DIRECTORS WHOSE TERMS EXPIRE IN 2007

Name	Principal Occupation or Employment/Other Business Affiliations	Age	Director Since

John H. Biggs	Former Chairman and Chief Executive Officer, Teachers Insurance and Annuity Association-College Retirement Equities Fund (“TIAA-CREF”). Mr. Biggs served as Chairman and Chief Executive Officer of TIAA-CREF (national teachers’ pension fund) from January 1993 until November 2002. He is also a director of J.P. Morgan Chase & Co. He is a trustee of Washington University in St. Louis and an at-large trustee of the International Accounting Standards Board Foundation. He is Chair of the Finance Committee and a member of the Audit Committee.	67	1997

John E. Bryson	Chairman of the Board, President and Chief Executive Officer, Edison International. Mr. Bryson has served as Chairman of the Board, President and Chief Executive Officer of Edison International (electric power generator, distributor and structured finance provider), the parent company of Southern California Edison, since 1990. He is a director of The Walt Disney Company and Western Asset Funds, Inc. (and related fixed income funds). He is a member of the Compensation Committee and the Governance, Organization and Nominating Committee.	60	1995

Linda Z. Cook	President and Chief Executive Officer, Shell Canada Limited. Ms. Cook was appointed President and Chief Executive Officer and a member of the Board of Directors of Shell Canada Limited (integrated petroleum) on August 1, 2003. She served as Chief Executive Officer for Shell Gas & Power from January 2000 through July 2003. She previously served as Director, Strategy & Business Development on the Shell Exploration & Production Global Executive Committee based in The Hague. Ms. Cook is a member of the Society of Petroleum Engineers, the Harvard School of Government Dean’s Council and the Canadian Council of Chief Executives. She is a member of the Audit Committee and the Finance Committee.	45	2003

Rozanne L. Ridgway	Former Assistant Secretary of State for Europe and Canada. Ms. Ridgway served 32 years with the U.S. State Department, including service as Ambassador to the German Democratic Republic and to Finland, and, from 1985 until her retirement in 1989, as Assistant Secretary of State for Europe and Canada. She is also a director of Emerson Electric Company, 3M Company, Sara Lee Corporation, New Perspective Fund and Manpower, Inc. She is the Chair of the Governance, Organization and Nominating Committee and a member of the Compensation Committee.	68	1992

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2005

Name	Principal Occupation or Employment/Other Business Affiliations	Age	Director Since

Kenneth M. Duberstein	Chairman and Chief Executive Officer, The Duberstein Group. Mr. Duberstein has served as Chairman and Chief Executive Officer of The Duberstein Group (consulting firm) since 1989. He was White House Chief of Staff in 1988 and 1989. Mr. Duberstein is also a director of ConocoPhillips, Fannie Mae, Fleming Companies, Inc. and St. Paul Companies and a governor of the American Stock Exchange and the NASD, Inc. He is Chair of the Compensation Committee and a member of the Governance, Organization and Nominating Committee.	59	1997

Name	Principal Occupation or Employment/Other Business Affiliations	Age	Director Since

W. James McNerney, Jr.	Chairman and Chief Executive Officer, 3M Company. Mr. McNerney has served as Chairman and Chief Executive Officer of 3M Company (diversified technology) since January 2001. Beginning in 1982, he served in management positions at General Electric Company, his most recent being President and Chief Executive Officer of GE Aircraft Engines, 1997-2000. Mr. McNerney is also a director of The Procter & Gamble Company and a member of various business and educational organizations. He is a member of the Audit Committee and the Finance Committee.	54	2001

Lewis E. Platt	Non-Executive Chairman of the Board of The Boeing Company. Mr. Platt was elected Non-Executive Chairman of the Board effective December 1, 2003. He served as President and Chief Executive Officer of Hewlett-Packard Company (measurement, computing and communications equipment) from November 1992 until July 1999, and as director and Chairman from September 1993 until his retirement in December 1999. In 1995, he was appointed to the Advisory Committee on Trade Policy Negotiations by President Clinton. Mr. Platt was Chief Executive Officer and a director of Kendall-Jackson Wine Estates Ltd. until June 2001. He is also a director of 7-Eleven, Inc. and serves on the Wharton School Board of Overseers and as a trustee of the David and Lucile Packard Foundation. He is a member of the Compensation Committee and the Governance, Organization and Nominating Committee.	62	1999

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2006

Name	Principal Occupation or Employment/Other Business Affiliations	Age	Director Since

John F. McDonnell	Retired Chairman, McDonnell Douglas Corporation. Mr. McDonnell served as Chairman of McDonnell Douglas Corporation (aerospace) from 1988 until its merger with Boeing in 1997, and as its Chief Executive Officer from 1988 to 1994. He is also a director of Zoltek Companies, Inc., director of BJC Healthcare and Chairman of the Board of Trustees of Washington University in St. Louis. He is a member of the Compensation Committee and the Governance, Organization and Nominating Committee.	66	1997

John M. Shalikashvili	Retired Chairman of the Joint Chiefs of Staff, U.S. Department of Defense. General Shalikashvili served as the 13th Chairman of the Joint Chiefs of Staff (armed forces) from 1993 to 1997. Previously, he served as Commander in Chief of all U.S. forces in Europe and as NATO’s 10th Supreme Allied Commander in Europe. General Shalikashvili is a visiting professor at Stanford University’s Center for International Security and Cooperation. He also serves as a director of Frank Russell Trust Company, L-3 Communications Holdings, Inc., Plug Power Inc. and United Defense Industries Inc. He is Chair of the Audit Committee and a member of the Finance Committee and the Special Programs Committee.	67	2000

Harry C. Stonecipher	President and Chief Executive Officer of The Boeing Company. Mr. Stonecipher has served as Chief Executive Officer since December 1, 2003. He served as Vice Chairman of the Board of The Boeing Company from May 2001 until June 2002 and as President and Chief Operating Officer from 1997 until May 2001. He served as President and Chief Executive Officer of McDonnell Douglas Corporation (aerospace) from 1994 until its merger with Boeing in 1997. He was Chairman of the Board, President and Chief Executive Officer of Sundstrand Corporation (aerospace) from 1991 to 1994. Mr. Stonecipher is also a director of PACCAR, Inc.	67	1997

BOARD MEMBERSHIP AND DIRECTOR INDEPENDENCE

The Company’s business affairs are managed under the direction of the Board of Directors. Directors meet their responsibilities by participating in meetings of the Board and Board committees on which they sit, through communications with our Chief Executive Officer and other officers, by reviewing materials provided to them, and by visiting our offices and plants.

During 2003, the Board of Directors met 8 times, having 6 regular meetings and 2 special meetings, with each special meeting spanning several days. The committees of the Board of Directors held a total of 38 meetings. All directors attended 100% of the scheduled Board and committee meetings. Each director is expected to attend the Company’s annual meeting of shareholders, absent a valid reason, such as a scheduling conflict. Last year, all directors serving at the time attended the annual meeting of shareholders.

The Board of Directors has adopted the following Director Independence Standards consistent with the “independent director” listing standards of the NYSE.

To be considered “independent” the Board of Directors must make an affirmative determination, by a resolution of the Board as a whole, that the director being reviewed has no material relationship with the Company other than as a director, either directly or indirectly (such as a partner, shareholder or executive officer of another entity that has a relationship with the Company). In each case, the Board broadly considers all relevant facts and circumstances.

A director will not be deemed to be “independent” if, within the preceding three years:

(a)  the director was employed by the Company or any of its direct or indirect subsidiaries;

(b)  an immediate family member of the director was employed by the Company as an executive officer;

(c)  the director was employed by or affiliated with the Company’s current or former internal or independent auditor in a professional capacity;

(d)  an immediate family member of the director was employed by or affiliated with the Company’s current or former internal or independent auditor in a professional capacity;

(e)  a director, or an immediate family member, received more than $100,000 annually in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation, so long as such compensation is not contingent on continued service;

(f)  a director was employed as an executive officer of another company where any of the Company’s current executives serve on that company’s compensation committee;

(g)  an immediate family member of the director was employed as an executive officer of another company where any of the Company’s current executives serve on that company’s compensation committee;

(h)  a director was an executive officer or an employee of a company that makes payments to or receives payments from the Company for property or services in an amount that exceeds in any single fiscal year $1,000,000 or 2% of that company’s consolidated gross revenues, whichever is greater; or

(i)  an immediate family member is an executive officer of a company that makes payments to or receives payments from the Company for property or services in an amount that exceeds in any single fiscal year $1,000,000 or 2% of that company’s consolidated gross revenues, whichever is greater.

An “immediate family member” includes a director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) who shares such director’s home.

A director’s service as an executive officer of a not-for-profit organization will not impair his or her independence if, within the preceding three years, the Company’s charitable contributions to the organization in any single fiscal year, in the aggregate, do not exceed the greater of $1,000,000 or 2% of that organization’s latest publicly available consolidated gross revenues. The Board of Directors will review all commercial and charitable relationships of directors on an annual basis.

The mere ownership of a significant amount of stock is not in and of itself a bar to an independence determination but rather one factor to consider.

Whether directors meet these categorical independence tests will be reviewed and will be made public annually prior to their standing for re-election to the Board of Directors. For relationships not covered by these guidelines, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who themselves satisfy the independence guidelines.

COMMITTEE MEMBERSHIP

Pursuant to the By-Laws, the Board of Directors has established the following standing committees: Audit, Compensation, Governance, Organization and Nominating, Finance and Special Programs. All of the members of each of these standing committees meet the criteria for independence prescribed by NYSE. Membership of the standing committees is determined at the organizational meeting of the Board in conjunction with the annual meeting. Adjustments to committee assignments may be made as of that date.

Membership of each committee is as follows, with committee chairpersons listed first.

Audit	Compensation	Governance, Organization and Nominating

John M. Shalikashvili	Kenneth M. Duberstein	Rozanne L. Ridgway
John H. Biggs	John E. Bryson	John E. Bryson
Linda Z. Cook	*Paul E. Gray	Kenneth M. Duberstein
W. James McNerney, Jr.	John F. McDonnell	*Paul E. Gray
	Lewis E. Platt	John F. McDonnell
	Rozanne L. Ridgway	Lewis E. Platt

Finance	Special Programs

John H. Biggs	John M. Shalikashvili
Linda Z. Cook	*Paul E. Gray
W. James McNerney, Jr.
John M. Shalikashvili

*	After more than 13 years of valued service as a director, Dr. Gray will retire at the Annual Meeting.

The Board of Directors has adopted a written charter for each committee. Shareholders may access a copy of each committee’s charter on the Company’s website at www.boeing.com/corp_gov/flash.html In addition, a copy of the Audit Committee Charter is attached to this proxy statement as Appendix B, as required by the proxy rules. A summary of the duties and responsibilities of each committee is set forth below.

Audit Committee	14 meetings in 2003

The primary purposes of the Audit Committee are to assist the Board of Directors in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and the independent auditor. The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as deemed necessary to perform its duties and responsibilities.

The charter of the Audit Committee requires that the Committee be comprised of at least three directors, all of whom are not members of management and meet the applicable independence and financial literacy requirements of the Securities and Exchange Commission (“SEC”) and NYSE. At least one member must be an “audit committee financial expert” and have accounting or related financial management expertise as required by the SEC and NYSE, respectively. The Board of Directors has determined that Mr. Biggs is the audit committee financial expert and has the accounting or related financial management expertise and furthermore that each committee member is independent and financially literate. The Audit Committee:

Appoints, retains, compensates, evaluates and terminates, if necessary, the independent auditor subject to ratification by the Board of Directors;

Reviews and pre-approves both audit and non-audit services provided by the independent auditor;

Reviews and advises on the selection and removal of the internal auditor;

Reviews and recommends changes to the internal audit charter;

Reviews, on an annual basis, a formal written statement prepared by the independent auditor describing internal quality control procedures and any material issues raised by the most recent review or peer review of the firm and delineating all relationships relevant to audit independence between the independent auditor and the Company;

Discusses with management or the independent auditors, as appropriate, the matters required to be discussed by the Statement on Auditing Standards No. 61 and the Sarbanes-Oxley Act of 2002 relating to the conduct of the audit or quarterly review;

Reviews with the independent auditors, internal auditors and members of senior management the adequacy and effectiveness of the Company’s financial controls and financial reporting procedures;

Meets periodically or at least annually with management, the senior internal auditing executive and the independent auditors in separate executive sessions;

Reviews and discusses with financial management and independent auditors, prior to filing, the Company’s quarterly and annual reports filed with the SEC and certifications required by the Sarbanes-Oxley Act of 2002 and relevant reports rendered by the independent auditors;

Reviews earnings press releases with management and financial information and earnings guidance provided to analysts and ratings agencies;

Prepares a report for inclusion in the annual proxy statement;

Discusses with management policies and procedures regarding risk assessment and risk management;

Reviews management’s assessment of compliance with laws, regulations and Company policies relative to payments to individuals or organizations retained as foreign sales consultants;

Meets with the Office of Internal Governance to review the Company’s ethics and business conduct program and Company compliance with the principles of the Defense Industry Initiative on Business Ethics and Conduct;

Reviews significant pending and threatened litigation, the status of advancement of expenses to employees involved in Company-related legal proceedings, and related indemnification;

Presents to the Board such comments and recommendations as the Audit Committee deems appropriate, and performs such other duties as may be assigned by the Board or deemed appropriate by the Committee within the context of the Audit Committee’s Charter;

Sets clear hiring policies compliant with laws and regulations for employees and former employees of the independent auditor;

Establishes and maintains procedures for receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters;

Establishes and maintains procedures for the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters;

Conducts an annual self-evaluation; and

Reports annually to the Board regarding execution of the Audit Committee’s duties and responsibilities.

Compensation Committee	7 meetings in 2003

The charter of the Compensation Committee requires that the Committee be comprised of at least three directors, all of whom meet the independence requirements of the NYSE. The Compensation Committee:

Establishes and administers the Company’s executive compensation plans;

Reviews the individual elements of total compensation for the Chief Executive Officer and other elected officers and recommends salary adjustments to the Board of Directors;

Amends compensation plans within the scope of the Compensation Committee’s authority and recommends plans and plan amendments to the Board;

Reviews the Company’s incentive compensation and other equity-based compensation plans and recommends changes to the Board;

Produces an annual report on executive compensation;

Conducts an annual self-evaluation; and

Reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation and approves the compensation based on achievement of the goals.

Governance, Organization and Nominating Committee	6 meetings in 2003

The charter of the Governance, Organization and Nominating Committee requires that the Committee be comprised of at least three members, all of whom meet the independence requirements of NYSE. The Governance, Organization and Nominating Committee:

Reviews and makes recommendations to the Board of Directors with respect to the responsibilities and functions of the Board and Board committees;

Makes recommendations to the Board concerning the organization, structure, size and composition of the Board, including recommending candidates to fill vacancies on, or to be elected or re-elected to, the Board;

Makes recommendations concerning the compensation and benefits of directors;

Considers the names and qualifications of any candidates for the Board submitted by shareholders in accordance with the procedures set forth in the Company’s By-Laws;

Develops and recommends to the Board an annual self-evaluation process for the Board;

Formulates corporate governance guidelines for approval by the Board and reviews the guidelines on a periodic basis;

Makes recommendations to the Board concerning candidates for election as Chief Executive Officer and other corporate officers;

Conducts an annual self-evaluation;

Monitors and reviews at least annually the performance of the Chief Executive Officer and the Company’s plans for senior management succession;

Reviews and monitors the orientation and continuing education of Board members; and

Considers possible conflicts of interest of Board members and corporate officers.

In addition to the above, the Committee is responsible for making recommendations to the Board of Directors concerning nominees for election as directors and nominees for Board vacancies. To fulfill this role, the Committee reviews the organization, structure, size and composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board. When assessing a director candidate’s qualifications, the Committee will consider issues of expertise (including international experience and industry background), independence, integrity, diversity and age, as well as skills relating to operations, manufacturing, finance, marketing, technology and public policy. This is further described in the Corporate Governance Principles on page 15 of this proxy statement and the Committee’s charter. The Committee has not established specific minimum eligibility requirements for candidates other than integrity, the commitment to act in the best interests of all shareholders, requirements relating to age and ensuring that a majority of the Board remains independent.

The Committee utilizes the services of search firms to help identify candidates for director who meet the qualifications outlined above, as in the case of Linda Z. Cook. The search firm screens the candidates, conducts reference checks, prepares a biography of each candidate for the Committee to review and helps set up interviews.

The Committee will consider qualified candidates for director properly submitted by the Company’s shareholders. The Committee does not evaluate the qualifications of candidates properly submitted by shareholders differently from those of director candidates. Shareholders can suggest qualified candidates for director by writing to the Office of the Corporate Secretary, Boeing World Headquarters, 100 North Riverside Plaza, 311A1, MC 5003-1001, Chicago, Illinois 60606-1596. Submissions should follow the procedures, including timing, set forth in the Company’s By-Laws and as described under Submission of Shareholder Proposals on page 37.

Finance Committee	6 meetings in 2003

The charter of the Finance Committee requires that the Committee be comprised of at least three members who are not members of management. The Finance Committee:

Reviews and makes recommendations concerning proposed dividend actions, stock splits and repurchases, current and projected capital requirements, and issuance of debt or equity securities;

Reviews strategic plans and transactions, including mergers, acquisitions, divestitures, joint ventures and other equity investments;

Reviews customer financing activities, business and related customer finance business, and funding plans of the Company and its subsidiaries;

Reviews the Company’s significant financial exposures and contingent liabilities;

Reviews overall Company risk management program and major insurance programs;

Reviews the Company’s credit agreements and short-term investment policies; and

Reviews the investment policies, administration and performance of the trust investments of the Company’s employee benefit plans.

Special Programs Committee	5 meetings in 2003

The charter of the Special Programs Committee requires that the Committee be comprised of at least three members who are not members of management. The Special Programs Committee reviews on a periodic basis those programs of the Company that for purposes of national security have been designated as classified by the U.S. government. Due to the amount of time necessary to obtain required government clearances, the Committee may operate with fewer than three members.

DIRECTOR COMPENSATION

The components of nonemployee director compensation are set forth in the table below. Directors who are employees of the Company do not receive any compensation for their service as directors.

Annual Board Retainer Fee	$60,000	*

Annual Retainer Fee for Committee Chair	$5,000	*

Annual Deferred Stock Unit Award	$40,000	**

First Annual Meeting Stock Option Grant	3,000	shares***

Subsequent Annual Meeting(s) Stock Option Grant	2,400	shares***

*	The Company reimburses nonemployee directors for actual travel and out-of-pocket expenses incurred in connection with their services. No additional fees are paid for attending Board or committee meetings. The Chairman of the Audit Committee receives an additional annual retainer fee of $10,000. For 2004, the Non-Executive Chairman will receive aggregate compensation of an annual Board retainer fee of $150,000, annual deferred stock units of $80,000 and an option grant for 4,800 shares.

**	The number of deferred stock units awarded is equal to the number of shares of Boeing stock that could be purchased with $40,000, based on the Fair Market Value of the stock as of the day on which the retainer is earned. The Fair Market Value for a single trading day is the mean of the high and low per share trading prices for Boeing stock as reported by The Wall Street Journal for the New York Stock Exchange Composite Transactions. The deferred stock units are credited to the director’s account in the Company’s Deferred Compensation Plan for Directors. Nonemployee directors may also defer all or part of their cash compensation into an interest-bearing cash-based account or as additional deferred stock units under the Deferred Compensation Plan for Directors. The Company matches all deferrals into deferred stock units with a contribution of an additional 25% of such stock units. Deferred stock units earn the equivalent of dividends, which are credited as additional stock units. Directors do not have the right to vote or transfer deferred stock units. Deferred stock units will be distributed as shares of Boeing stock after retirement or other termination of Board service.

***	The exercise price of an option is equal to the average of the Fair Market Values for the fifth through ninth business days following the date of grant. Options vest one year after grant, provided that the recipient remains a director. Options become exercisable in installments one, three and five years after the date of grant.

2003 AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Board has adopted a written charter for the Audit Committee. Management of the Company has responsibility for preparing financial statements of the Company as well as for the Company’s financial reporting process. Deloitte & Touche LLP, acting as independent auditor, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles in the United States of America.

In this context, the Audit Committee hereby reports as follows:

(1)	The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2003 with the Company’s management.

(2)	The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees.

(3)	The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors, the independent auditors independence.

(4)	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Each member of the Audit Committee meets the independence and financial literacy requirements of the SEC and NYSE. Mr. Biggs is the audit committee financial expert under SEC rules and has accounting or related financial management expertise and is independent under applicable NYSE listing standards.

Ms. Cook was appointed to the Audit Committee in December 2003 but does not appear as a signatory to the Audit Committee’s report because she was not a member during a substantial portion of fiscal year 2003.

Audit Committee

John M. Shalikashvili, Chair

John H. Biggs

W. James McNerney, Jr.

INDEPENDENT AUDITORS FEES REPORT

The aggregate fees billed by Deloitte & Touche LLP, our independent auditors, in fiscal years 2003 and 2002 were as follows:

Services Rendered/Fees	2003	2002
Audit fees(1)	$16.3 million	$15.4 million
Audit-Related Fees(2)	$1.1 million	$0.2 million
Total Audit and Audit-Related Fees	$17.4 million	$15.6 million
Tax fees(3)	$4.0 million	$4.5 million
All Other Fees(4)	$0.3 million	$0.7 million

(1)	For professional services rendered for the audits of our 2003 and 2002 annual financial statements and the review of the financial statements included in our Forms 10-Q for fiscal years 2003 and 2002. Includes fees for issuance of comfort letters and consents related to SEC filings and other statutory audits of $0.9 million for 2003 and $0.6 million for 2002.

(2)	For audits of employee benefit plans, accounting consultations, and preparatory work for Sarbanes-Oxley Act internal control requirements.

(3)	For 2003, tax services for non-U.S. tax compliance and planning, corporate tax and expatriate software, expatriate tax compliance, and meals and entertainment deductibility; for 2002, tax services for non-U.S. tax compliance and planning, corporate tax and expatriate software, and expatriate tax compliance. Of the fees reported for 2003, approximately $3 million constituted tax compliance, planning and preparation fees and $1 million constituted tax consulting and advisory services.

(4)	Primarily for fees paid to Deloitte Consulting. Fees for both 2003 and 2002 relate to a project in progress at Flight Safety Training International at the time such entity was acquired by the Company in the fourth quarter of 2002. This project was completed in March 2003. No fees were incurred for financial information systems design and implementation.

The Audit Committee (the “Committee”) approved all fees noted above for 2003, except “All Other Fees,” which accounted for approximately 1.5% of all fees billed by Deloitte & Touche LLP and were not subject to the preapproval requirements.

The Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of our independent auditors.

The Committee has adopted a policy governing its pre-approval of audit and non-audit services to be provided by the Company’s independent auditor, Deloitte & Touche LLP, in order to facilitate compliance with the requirements of the Sarbanes-Oxley Act of 2002. Permitted audit services may include, among other things, audit, review or attest services required under the securities laws, opinions on the Company’s financial statements and internal control systems and processes, comfort letters, and other services performed to fulfill the independent auditors responsibility under generally accepted auditing standards. Permitted non-audit services may include, among other things, consultations and tax services.

Pursuant to this policy, the Office of the Corporate Controller will obtain the Committee’s pre-approval of audit and non-audit services to be provided by the independent auditor on an annual basis. Committee pre-approval is also required for additional audit and/or non-audit services outside the scope of previously approved services in the event the fees for such additional services are equal to or greater than $250,000. On a quarterly basis, the Office of the Corporate Controller will provide written updates to the Committee showing audit and non-audit services, the amount of audit and non-audit service fees incurred to date, and the estimated cost to complete such services.

CORPORATE GOVERNANCE PRINCIPLES

In order to help shareholders understand the roles and responsibilities of the Board of Directors and the Company’s governance practices, the following is a description of the Company’s corporate governance principles and current practices. The Governance, Organization and Nominating Committee reviews these practices periodically.

Responsibilities of the Board

Role of the Board

The Company’s business is conducted by its employees, managers and corporate officers led by the chief executive officer (“CEO”), with oversight from the Board. The Board selects the CEO and works with the CEO to elect/appoint other corporate officers who are charged with managing the business of the Company. The Board has the responsibility of overseeing, counseling and directing the corporate officers to ensure that the long-term interests of the Company are being served. The Board and the corporate officers recognize that the long-term interests of the Company are advanced when they are responsive to the concerns of communities, customers, employees, public officials, shareholders and suppliers.

Board Responsibilities

The basic responsibility of the directors is to exercise their reasonable business judgment on behalf of the Company. In discharging this obligation, directors rely on, among other things, the Company’s corporate officers, outside advisors and auditors.

The Board’s general oversight responsibilities include, but are not limited to, the following: (1) evaluate the CEO’s performance and review the Company’s succession plan for the CEO and other elected officers; (2) review the long-range business plans of the Company and monitor performance relative to achievement of those plans; (3) consider long-range strategic issues and risks to the Company; and (4) approve policies of corporate conduct that promote and maintain the integrity of the Company.

CEO Performance Evaluation

At the end of each year, the CEO presents his performance objectives for the upcoming year to the nonemployee directors for their approval. The nonemployee directors then meet privately to discuss the CEO’s performance for the current year against his performance objectives; they review that evaluation with the CEO. The Compensation Committee uses this performance evaluation in the course of its deliberations when considering the CEO’s compensation in accordance with the policies and procedures in that Committee’s charter.

CEO and Management Succession

The Board views CEO selection and management succession as one of its most important responsibilities. The CEO reports annually to the Governance, Organization and Nominating Committee on planning for CEO succession. The Board also reviews and monitors the plan of succession for elected officers. When succession of the CEO occurs, this Committee manages the process of identifying and selecting the new CEO with the full participation of each of the nonemployee directors.

It has been the policy of the Company that the positions of CEO and Chairman may be held by the same person. The Board believes that having the flexibility to combine these two positions is in the best interests of the Company.

Ethics and Conflicts of Interest

The Board expects the directors, officers and employees to act ethically at all times and acknowledge their adherence to the policies comprising the Company’s codes of ethics. The Board will promptly disclose any waivers from the Company’s Code of Ethical Business Conduct, which applies to the Board. If an actual or potential conflict of interest arises for a director, the director shall promptly inform the Chairman of the Board or the Chairperson of the Governance, Organization and Nominating Committee. All directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests. The Company shall not, directly or indirectly, extend or maintain credit, arrange for or renew an extension of credit in the form of a personal loan to or for any director or executive officer.

Board’s Interaction With Stakeholders

The CEO and other corporate officers are responsible for establishing effective communications with the Company’s stakeholders, including shareholders, customers, communities, employees, suppliers, creditors, governments and corporate partners. It is the policy of the Board that management speaks for the Company. This policy does not preclude independent directors from meeting with stakeholders, but where appropriate, management should be present at such meetings.

Board Composition

Board Size and Composition

The Board will have a majority of directors who meet the criteria for independence of NYSE. The Governance, Organization and Nominating Committee reviews annually the appropriate skills and characteristics required of Board members in light of the current make-up of the Board. This assessment includes issues of expertise (including international experience and industry background), independence, integrity, diversity and age, as well as skills relating to operations, manufacturing, finance, marketing, technology and public policy. The Committee has not established specific minimum eligibility requirements for Board members other than integrity, the ability to act in the best interests of all shareholders, requirements relating to age and ensuring that a majority of the Board remains independent.

Selection of Directors

Under the By-Laws, the Board has authority to fill vacancies on the Board and to nominate candidates for election by the shareholders. The screening process is handled by the Governance, Organization and Nominating Committee in accordance with the policies and principles in its charter with direct input from the other directors.

Outside Board Memberships

The CEO and other elected officers must seek the approval of the Governance, Organization and Nominating Committee before accepting outside board memberships with for-profit entities.

Director Retirement

Each nonemployee director must retire at the annual meeting following his or her 72nd birthday. Directors who change the occupation he or she held when initially elected are expected to offer to resign from the Board. At that time, the Governance, Organization and Nominating Committee reviews the continued appropriateness of Board membership under the new circumstances. Unless waived by the Board, the Board has adopted a policy calling for employee directors, including the CEO, to retire from the Board at the time of a change in his or her status as an officer of the Company.

Director Compensation and Stock Ownership

The form and amount of director compensation will be determined by the Governance, Organization and Nominating Committee. The Committee periodically reviews and compares the Company’s Board compensation to director compensation at peer companies that are also benchmarks for the Company’s executive compensation program.

It is the general policy of the Board that its compensation should be a mix of cash and equity-based compensation with a significant portion of such compensation in the form of the Company’s stock or stock-equivalent units.

Board and Committee Meetings

Board Agenda and Meetings

The Chairman, the CEO and the committee chairpersons establish the agendas for Board and committee meetings. Each director is free to suggest items for the agenda, and each director is free to raise at any Board meeting subjects that are not on the agenda for that meeting. Information and data that are important to the Board’s understanding of the matters to be covered at a Board meeting will be distributed to the directors before the meeting. Directors should review in advance any materials sent to them in order to take part in a meaningful deliberation at the meeting. Directors are expected to attend all Board meetings, as well as the Annual Meeting of Shareholders.

Executive Sessions

The nonemployee directors meet privately in executive sessions to review the performance of the CEO and to review recommendations of the Compensation Committee concerning compensation for employee directors and other elected officers. These nonemployee directors have the opportunity to meet in executive session to consider such matters as they deem appropriate, without management being present, as a regularly scheduled agenda item for every Board meeting. The Non-Executive Chairman acts as the chair of the executive sessions of the nonemployee directors.

Director Access to Officers and Employees

Directors have full and free access to officers and employees of the Company. Any meeting or contact that a director wishes to initiate may be arranged through the CEO, the Secretary or the Chief Administration Officer.

Committees of the Board

The Board has the following five committees: Audit, Compensation, Finance, Special Programs and Governance, Organization and Nominating. Only nonemployee directors serve on the Audit, Compensation, and Governance, Organization and Nominating Committees. Chairpersons and members of these five committees are rotated periodically, as appropriate. Members of the Audit Committee periodically meet privately with representatives of Deloitte & Touche LLP, the Company’s independent auditors, and with the Company vice president responsible for carrying out the internal audit function.

Each committee has a written charter, approved by the Board, which describes the committee’s general authority and responsibilities. The committee chair reports on the items discussed and actions taken at their meetings to the Board following each committee meeting. Committee materials are provided to the committee members in advance of the meeting so as to allow members time to prepare for a discussion of the items at the meeting. Each committee undertakes an annual review of its charter and works with the Board to make appropriate revisions. The Board may, from time to time, establish and maintain additional committees. Members of the Board’s committees are expected to attend all meetings.

Independent Advice

The Board and its committees may seek legal, financial or other expert advice from a source independent of management.

Confidential Voting

It is the Company’s policy that all proxy, ballot and voting materials that identify the vote of a specific shareholder on any matter submitted for a vote of shareholders will be kept secret from directors and officers of the Company, except (a) when disclosure is required by applicable law or regulation, (b) when a shareholder expressly requests such disclosure, or (c) in a contested proxy solicitation. If the shareholder is an employee of the Company or a participant in the Company’s stock fund or one of its retirement, savings or employee stock ownership plans, the information will not be disclosed to management unless clause (a) or (b) above applies.

Board and Committee Performance Evaluation

With the goal of increasing the effectiveness of the Board and its relationship to management, the Governance, Organization and Nominating Committee evaluates the Board’s performance as a whole. The evaluation process, which occurs annually, includes a survey of the individual views of all directors, which are then shared with the full Board and with management. In addition, each of the committees performs a similar annual self-evaluation.

Director Orientation and Continuing Education

All new directors must participate in the Company’s Orientation Program, which should be conducted within six months of election. This orientation will include presentations by senior management to familiarize new directors with the Company’s strategic plans, significant financial, accounting and risk management issues, compliance programs, the Code of Ethical Business Conduct, its principal officers, and internal and independent auditors. In addition, the Orientation Program will include visits to Company headquarters and, to the extent practical, the Company’s significant facilities. All directors are also encouraged to attend, at the Company’s expense, director continuing education programs offered by various organizations.

Shareholder Rights Plan

The Board of Directors, in connection with shareholder approval of any shareholder rights plan, has approved the following statement: “Boeing does not have a shareholder rights plan and has no present intention to adopt one. Subject to its continuing fiduciary duties, which may dictate otherwise depending on the circumstances, the Board shall submit the adoption or extension of any future rights plan to a vote of the shareholders.”

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership of Boeing stock, as of March 1, 2004, of each director, the Company’s Named Executive Officers, and directors and executive officers as a group, and also sets forth Boeing Stock Units (“BSUs”) and other stock units and interests held pursuant to the Company’s compensation and benefit plans or pursuant to a contract. While these interests may not be transferred, some are vested.

All numbers are rounded to the nearest whole share. No family relationship existed among any of the directors or executive officers of the Company.

Directors and Nominees	Shares Beneficially Owned(a)		Stock Units and Interests(b)		Total(c)

John H. Biggs	45,290	(d)(e)	17,084	(f)	62,374

John E. Bryson	21,480	(d)(g)	15,569	(f)	37,049

Linda Z. Cook	500	(d)	1,014	(f)	1,514

Kenneth M. Duberstein	17,040	(d)	16,761	(f)	33,801

Paul E. Gray	19,997	(d)	8,835	(f)	28,832

John F. McDonnell	11,793,470	(d)(h)	8,381	(f)	11,801,851

W. James McNerney, Jr.	2,160	(d)	7,669	(f)	9,829

Lewis E. Platt	9,280	(d)	14,396	(f)	23,676

Rozanne L. Ridgway	22,880	(d)	22,760	(f)	45,640

John M. Shalikashvili	5,901	(d)	5,136	(f)	11,037

Named Executive Officers	Shares Beneficially Owned(a)		Stock Units and Interests(b)		Total(c)

Harry C. Stonecipher*	1,343,320	(d)(i)	412,575		1,755,895

James F. Albaugh	85,382	(d)	151,116		236,498

Laurette T. Koellner	12,269	(d)	76,196		88,465

Alan R. Mulally	368,064	(d)	139,928		507,992

David O. Swain	82,046	(j)	127,707		209,752

Philip M. Condit**	544,168	(d)	272,893		817,061

All directors and all executive officers as a group (26 persons)	14,548,737		1,642,012		16,190,749

*	Also serves as a director. Mr. Stonecipher assumed the position of President and Chief Executive Officer on December 1, 2003.

**	Also served as a director. Mr. Condit resigned as Chairman and Chief Executive Officer on December 1, 2003. Mr. Condit remained an employee of the Company until his retirement effective March 1, 2004.

(a)	Consists of the aggregate total of shares of common stock held by the reporting person either directly or indirectly, including 401(k) plan holdings, Performance Accelerated Restricted Stock (“PARS”), Employee Payroll Stock Ownership Plan of McDonnell Douglas Corporation (“PAYSOP”) shares, and options exercisable within 60 days.

(b)	Consists of the aggregate total of BSUs, including BSUs granted in 2004 for 2003 performance, LTIP shares, RSUs attributed to the reporting person, career shares, and any deferred stock units.

(c)	All persons listed as directors and nominees or named executive officers own less than 1% of the Company’s outstanding common shares as of March 1, 2004, except:

% of Outstanding Shares
John F. McDonnell	1.40%
All directors and officers as a group (26 persons)	1.92%

(d)	This includes the following shares with respect to which the following persons have the right to acquire beneficial ownership within 60 days of the date of this table.

Number of Shares Issuable
James F. Albaugh	20,002
John H. Biggs	10,680
John E. Bryson	17,880
Philip M. Condit	381,466
Linda Z. Cook	0
Kenneth M. Duberstein	10,680
Paul E. Gray	14,880
Laurette T. Koellner	0
John F. McDonnell	10,680
W. James McNerney, Jr.	2,160
Alan R. Mulally	285,928
Lewis E. Platt	8,280
Rozanne L. Ridgway	17,280
John M. Shalikashvili	5,700
Harry C. Stonecipher	1,171,200
David O. Swain	0

(e)	This includes 30,000 shares held in the J. H. Biggs Revocable Trust, 2,710 shares held in the Biggs Family Charitable Foundation and 180 and 160 shares, respectively, held in two trusts established for family members.

(f)	These numbers represent deferred stock units held under the Deferred Compensation Plan for Directors. All nonemployee directors receive part of their Board compensation in deferred stock units. In addition, they may choose to defer all or part of their cash compensation in the form of stock units. (See Directors Compensation on page 11.)

(g)	This includes 1,600 shares held in trust for a member of Mr. Bryson’s family.

(h)	Of the total shares shown, 4,230,491 shares are held in trusts of which Mr. McDonnell or his wife is a trustee for the benefit of members of the McDonnell family. Also included are 7,383,643 shares of Boeing stock held in two trusts of which Mr. McDonnell and his brother are co-trustees and interests equal to 168,656 shares in the Boeing stock fund of the Company’s Voluntary Investment Plan, a 401(k) retirement savings plan.

(i)	This includes 168,270 shares held in the H & J Stonecipher Revocable Trust.

(j)	This includes 49,379 shares held in the Swain Family Trust of which Mr. Swain is a co-trustee.

SECURITY OWNERSHIP OF MORE THAN 5% SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of the owners of more than 5% of the outstanding Boeing stock as of December 31, 2003.

Name/Address	Shares Beneficially Owned		Percent of Stock Outstanding

Capital Research and Management Company (“Capital Research”) 333 South Hope Street Los Angeles, CA 90071	44,119,000	(a)	5.2%

State Street Bank and Trust Company (“State Street”) 225 Franklin Street Boston, Massachusetts 02110	91,549,016	(b)	11.4%

(a)	Information is based on a Schedule 13G filed by Capital Research on February 13, 2004. Capital Research reports that at December 31, 2003, it had sole power to dispose of or direct the disposition of all the shares that it beneficially owned.

(b)	Information is based on a Schedule 13G filed by State Street on February 5, 2004. State Street reports that at December 31, 2003, it had sole power to vote or direct the vote of 83,677,083 shares and sole power to dispose of or direct the disposition of 30,182,288 shares. It also reports that it shared voting power over 6,114,452 shares and shared dispositive power over 61,366,728 shares. State Street is the Trustee of the Company’s Voluntary Investment Plan, a 401(k) retirement savings plan (the “VIP”), the Company’s BAO Voluntary Savings Plan (the “BAO VSP”) and PAYSOP. It has informed the Company that the shared voting and dispositive amounts reported include 65,189,812 shares held in the VIP trust, 126,334 shares held in the BAO VSP trust and 954,543 shares held in the PAYSOP trust, at December 31, 2003. The Trustee has dispositive power for the shares in the VIP trust, the BAO VSP trust and the PAYSOP trust to the extent necessary to follow valid instructions from participants regarding withdrawals, transfers or loans from such plans. Participants in the VIP, the BAO VSP and the PAYSOP may direct the Trustee how to vote their proportionate interest in those shares. Unallocated shares and allocated shares for which written instructions are not timely received by the Trustee are voted by the Trustee in the same manner and proportion as the allocated shares in the VIP stock fund, the BAO VSP stock fund and the PAYSOP stock fund, respectively, for which voting instructions are timely received.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and certain of its officers to send reports of their ownership of Boeing stock and of changes in such ownership to the SEC and NYSE. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. Based on the Company’s review of the reports it has received, the Company believes that all of its directors and officers complied with all the reporting requirements applicable to them with respect to transactions during 2003 except that one report was inadvertently filed late for each of the Company’s directors, except for Mr. Stonecipher, for whom two reports were inadvertently filed late.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee (the “Committee”) of the Board of Directors establishes and administers the Company’s executive compensation programs. During 2003, the Committee was composed of five nonemployee members of the Board, Messrs. Bryson, Duberstein, Gray, McDonnell and Platt, all of whom are independent directors under NYSE listing standards. Ms. Ridgway was appointed a member of the Committee in February 2004 and therefore does not appear as a signatory to the Committee’s report.

Executive Compensation Policy

Under the direction of the Committee, the Company will manage a company-wide executive compensation program to reinforce the importance of a strong executive team moving in a common direction to create shareholder value while striving toward the Company’s vision: “People working together as a global enterprise for aerospace leadership.”

The goals of the Company’s executive compensation programs are to:

1.	Attract and retain the talent necessary to lead the Company’s businesses;

2.	Pay competitively with other major organizations that require comparable leadership competencies, skills, and experiences, as well as operate in similar global and regional markets;

3.	Link pay to Company and individual performance; and

4.	Align executive compensation with shareholder interests by focusing executives on the Company’s total shareholder return and encouraging and facilitating share ownership.

Consistent with our governance principles and recently adopted NYSE listing standards, the Committee directly engaged an independent consultant to advise the Committee regarding various issues associated with the Company’s executive compensation program and practices.

Executive Pay Structure

Boeing executive officers are assigned to pay grades, determined by comparing individual responsibilities with industry survey data and internal executive job relationships. Each pay grade has an established salary range, a percentage of salary that establishes a target award for the annual incentive, and a factor of salary on which long-term incentive awards are based. Using compensation survey data, adjusted for company size, Boeing targets its executives’ pay at competitive levels of comparable jobs in benchmark companies, which include major aerospace and other large corporations (the “peer group”), based on consideration of job responsibilities, skills, experience and other factors.

A peer group is selected annually by the Committee and is used to benchmark pay levels. The 2003 peer group was selected based upon the following criteria: competitor, size, technology focus, global operations and diversified business. Application of these selection criteria resulted in a peer group representing a cross section of leading companies, spanning 10 S&P industry sectors, with annual sales and market capitalizations comparable to Boeing. The peer group includes five of the aerospace and defense companies in the S&P 500 Aerospace & Defense Index used in the performance comparison graph on page 24.

Base Salaries

Base salaries recognize individual competencies, skills, experience, and sustained performance. Executive officer salaries are determined by an evaluation of individual performance and by objective comparisons to internal peer data and external market data for similar positions.

Annual Incentives

Annual incentive awards focus management attention on annual Company performance. Actual award payments also reflect an evaluation of individual performance. Each executive pay grade has an assigned incentive target award. The incentive target award percentages assigned to the Named Executive Officers range from 85% to 100% of salary. Executive bonuses are paid in a combination of cash and Boeing Stock Units (“BSUs”). For the current Named Executive Officers the incentive awards for 2003 performance were paid out approximately 60% in cash and 40% in BSUs.

Annual Incentive Award Determination. Specifically, each officer’s incentive award is determined based on Company performance against pre-established economic profit goals and is modified up or down based on individual performance. Economic profit reflects operating profit less the cost of capital, and includes adjustment for certain non-recurring items. The Committee determined that the Company’s performance against these pre-established economic profit goals for 2003 resulted in a score of 0.80, which was above the threshold of 0.50 but below the target of 1.00.

Boeing Stock Units. BSUs are restricted stock units without voting rights but earning dividend equivalents. BSUs vest three years from the date of the award. The values of the BSUs at the time of grant to the Named Executive Officers are shown in footnote 4 to the Summary Compensation Table on page 25.

Long-Term Incentives

Long-term incentives, in the form of equity, recognize executive impact level, commitment and corporate success in creating shareholder value. Since 1998, the Company has followed FAS 123, which requires the Company to recognize a charge to earnings for the “fair value” cost of all stock-based employee incentive compensation awards.

Performance Shares. Executives are awarded Performance Shares, which are rights to receive Boeing stock contingent on the Company’s attaining shareholder return goals within a five-year time period. These performance goals represent rates of stock price appreciation from the time the Performance Shares are granted. The Committee establishes the terms for Performance Share grants based on business expectations, market conditions and compensation philosophy. For the 1999 Performance Share grant, 75% of the target share award opportunity vested based upon the achievement of specified stock price appreciation goals over the 1999-2004 performance period. The remaining 25% expired unvested in February 2004. The terms of the Performance Shares granted to the Named Executive Officers are described in the Long-Term Incentive Plans section on page 28.

Career Shares. The long-term incentive program also includes grants of Career Shares to senior executives. Career Shares are units of Boeing stock paid upon retirement from the Company. Career Shares earn dividend equivalents, which accrue in the form of additional Career Shares and which will be distributed in Boeing stock when and to the extent the Career Shares are distributed. The values of the Career Shares at the time of grant to the Named Executive Officers are shown in footnote 4 to the Summary Compensation Table.

Other Compensation

In addition to base salary, annual and long-term incentive award opportunities, the Company also provides its executive officers with benefits and perquisites targeted to competitive practices.

Executive officers are eligible to participate in Company-provided retirement plans (see “Pension Plans” on page 29) and the Boeing Deferred Compensation Program. The Deferred Compensation Program provides executives an opportunity to defer up to 50% of base salary, any annual incentive awards and vested Performance Shares into an interest-bearing account (credited annually with interest based on a AA Bond yield) or Boeing deferred stock units (an unfunded stock unit account). In order to encourage long-term stock ownership (see “Stock Ownership”) if Boeing Stock Units are elected, the Company provides a 25% matching contribution which is restricted from withdrawal until an executive’s retirement. The values of matching deferred stock units, at the time of grant, to the Named Executive Officers are shown in footnote 4 to the Summary Compensation Table.

The Company has an Executive Layoff Benefit Plan, which covers all executives and provides severance benefits equal to one year’s base salary plus annual incentive in the event an executive’s job is eliminated. The Company does not have employment agreements with the Named Executive Officers.

In 2003, executive officers received the following perquisites: access to the Company’s plane for business purposes and, in some cases, personal usage; company provided leased vehicles, first class air travel, financial services allowance and an annual physical exam. The Committee reviewed the competitiveness and appropriateness of these offerings, in consultation with the independent consultant, and determined this package of benefits and perquisites is consistent with Boeing’s executive compensation policy and market practices.

Chief Executive Officer Compensation

Effective December 1, 2003, Phil Condit resigned as Chairman and Chief Executive Officer and a new leadership structure was implemented. Lewis Platt was named Non-Executive Chairman and Harry Stonecipher was named President & CEO.  Mr. Condit remained an employee of the Company until his retirement effective March 1, 2004.

Mr. Stonecipher’s annual base salary was set at $1,500,000, based on consideration of competitive practices among the peer group. For 2003, Mr. Stonecipher was awarded a prorated annual incentive award on the terms described above under “Annual Incentives” of 120% of base salary, based on his significant contributions during the remainder of 2003. No long-term incentives were awarded to Mr. Stonecipher in 2003 as he was not an employee at the time of grant. Upon his re-hire, Mr. Stonecipher was eligible for the benefits and perquisites available to executive officers as outlined under “Other Compensation.”

Mr. Condit’s annual base salary was $1,560,000 and was awarded an annual incentive award on the terms described above under “Annual Incentives” of 64% base salary, based on 2003 economic profit results. In February 2003, Mr. Condit also received Performance Share and Career Share awards consistent with the guidelines outlined under “Long-Term Incentives.” In addition, he was eligible for the benefits and perquisites available to executive officers as outlined under “Other Compensation.”

Stock Ownership

Stock ownership is a fundamental principle underlying the philosophy and structure of the Company’s compensation programs. Stock ownership for executives promotes alignment of their interests with those of shareholders. The Committee has established stock ownership guidelines for executives that range from one to six times annual base salary, and from four to six times base salary for the Named Executive Officers. All of the Named Executive Officers meet or exceed their guidelines.

As a further incentive to encourage long-term stock ownership, the Company provides a 25% matching contribution on deferred earned compensation. These matching shares are restricted from sale until retirement, as outlined under “Other Compensation.”

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a publicly traded corporation may deduct for compensation paid to a Named Executive Officer who is employed on the last day of the fiscal year. “Performance-based compensation” is excluded from this $1 million limitation.

The Committee’s policy is to provide annual incentive awards that are fully deductible by the Company for income tax purposes. In 2002, the Committee modified the Performance Share program so that future Performance Share grants will be deductible by the Company under Section 162(m). Performance Shares granted prior to 2003 are not deductible. In addition, the Company has a salary and incentive award deferral plan that permits compensation deferred under the plan by Named Executive Officers to be exempt from the limit on tax deductibility.

Compensation Committee

Kenneth M. Duberstein, Chair

John E. Bryson

Paul E. Gray

John F. McDonnell

Lewis E. Platt

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on $100 invested at year-end in 1998 in Boeing stock, Standard & Poor’s 500 Stock Index and Standard & Poor’s 500 Aerospace & Defense Index. The investment values are based on share price appreciation plus dividends paid in cash, assuming that dividends were reinvested on the date on which they were paid. The stock price performance shown in the graph is not necessarily indicative of future price performance.

Return to Shareholders

Cumulative Return—Assumes $100 Invested, Reinvestment of Dividends

5 Years—12/98 through 12/03

	Base Period	Years Ended
Company / Index	Dec. ’98	Dec. ’99	Dec. ’00	Dec. ’01	Dec. ’02	Dec. ’03

BOEING CO	100	128.77	207.58	123.64	107.00	139.53
S&P 500 INDEX	100	121.04	110.02	96.95	75.52	97.18
S&P 500 AEROSPACE & DEFENSE	100	101.71	127.52	104.91	99.52	122.50

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation of the Company’s Named Executive Officers (“NEOs”), including the Company’s former Chairman and Chief Executive Officer. Annual compensation includes amounts deferred at the officer’s election. All numbers are rounded to the nearest dollar or whole share.

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position in 2003	Year	Salary($)	Bonus($)(3)	Other Annual Compensation ($)		Restricted Stock Awards($)(4)	Securities Underlying Options (#)	All Other Compensation ($)(5)

Harry C. Stonecipher(1) President and Chief Executive Officer	2003 2002 2001	$109,615 681,155 1,100,002	$91,700 473,000 695,000	$54,229 0 107,141	(6) (6)	$190,473 800,856 1,260,462	3,000 0 0	$637,598 120,729 451,476

James F. Albaugh Executive V.P., President and Chief Executive Officer, Integrated Defense Systems	2003 2002 2001	747,500 653,481 581,693	220,600 317,500 331,300	81,364 0 0	(7)	292,445 372,889 397,922	10,000 0 0	123,862 43,333 38,103

Laurette T. Koellner Executive V.P. and Chief People & Administration Officer	2003 2002 2001	535,692 473,654 376,500	263,600 252,000 219,000	158,148 0 0	(8)	271,136 240,773 231,833	0 0 0	361,723 232,436 27,782

Alan R. Mulally Executive V.P., President and Chief Executive Officer Commercial Airplanes	2003 2002 2001	818,038 749,424 699,617	386,500 440,500 398,700	161,992 95,197 107,329	(9) (9) (9)	460,461 464,043 439,751	0 0 0	52,702 48,896 45,719

David O. Swain Executive V.P. and Chief Operating Officer, Integrated Defense Systems	2003 2002 2001	574,154 509,712 464,616	249,100 262,100 246,200	99,921 0 0	(10)	325,682 321,046 311,004	0 0 0	103,842 106,651 310,647

Philip M. Condit(2) (former) Chairman and Chief Executive Officer	2003 2002 2001	1,620,000 1,547,308 1,479,231	599,000 982,800 1,134,000	218,312 169,879 71,015	(11) (11) (11)	621,275 903,405 1,127,150	0 0 0	264,771 274,563 225,639

(1)	Mr. Stonecipher was named the Company’s President and Chief Executive Officer on December 1, 2003. Mr. Stonecipher previously served the Company as Vice Chairman of the Board until June 1, 2002, and as President and Chief Operating Officer from 1997 until May 1, 2001.

(2)	Mr. Condit resigned as Chairman and Chief Executive Officer on December 1, 2003. Mr. Condit remained an employee of the Company until his retirement effective March 1, 2004.

(3)	Annual incentive compensation (consisting of cash payments reported in the Bonus column and BSUs reported in the Restricted Stock column) is based on performance in the year shown, but is determined and paid during the following year.

(4)	The amount reported in the Restricted Stock column for each officer is the value of (a) BSUs awarded in February 2004 for performance in fiscal year 2003 and (b) Restricted Stock Units (“RSUs”), Career Shares and matching deferred stock units awarded during the year. The number of BSUs awarded was the number of shares of Boeing stock that could be purchased with 40% of the officer’s incentive award, using as a purchase price the Fair Market Value of the stock on that date. (Fair Market Value for a single trading day is the mean of the high and low per share trading prices for Boeing stock as reported by The Wall Street Journal for the New York Stock Exchange Composite Transactions.) However, in accordance with the SEC’s proxy rules, the value of the BSUs awarded is shown here using the closing market price of the stock on the date of the award, which was $43.62 on February 23, 2004.

BSUs and RSUs are stock units that earn equivalent dividends, which are accrued in the form of additional BSUs or RSUs each quarter. BSUs vest and are payable three years after the award. The officer may choose to receive for each BSU one share of Boeing stock or cash equal to the Fair Market Value of one share at the time of vesting. RSUs vest on the schedule determined by the Compensation Committee and are paid out in stock. Career Shares are stock units that are paid out in stock, contingent on the officer’s staying with the Company until retirement. Career Shares earn dividend equivalents, which accrue in the form of additional Career Shares. Matching deferred stock units are paid under the Company’s Deferred Compensation Plan for Employees. For each deferral into a stock unit account of salary (up to 50%), annual cash incentive awards, vested BSUs and earned Performance Shares, the Company contributes an additional 25% of such stock units.

The following table shows the aggregate number and value of BSUs granted to each of the NEOs in 2004 for service in 2003, and the number and value of Career Shares and matching deferred stock units granted to each of them in 2003. The values are based on the closing market price of Boeing stock on the dates of grant. No RSUs were granted to the NEOs in 2003.

	Number of Units			Value

	BSUs	Career Shares	Matching Deferred Stock Units	BSUs	Career Shares	Matching Deferred Stock Units

Harry C. Stonecipher	1,396	0	4,844	$60,907	$0	$129,566
James F. Albaugh	3,356	3,525	1,788	146,395	100,427	45,623
Laurette T. Koellner	4,009	2,518	962	174,858	71,738	24,540
Alan R. Mulally	5,877	3,827	3,725	256,366	109,031	95,064
David O. Swain	3,790	2,618	2,981	165,304	74,587	85,791
Philip M. Condit	9,112	7,855	0	397,486	223,789	0

The following table shows the aggregate number and value of BSUs, RSUs, Career Shares, and matching deferred stock units, and LTIP Shares granted under the Company’s previous long-term incentive plan, and other shares of restricted stock or RSUs held by each of the NEOs at year-end, plus the BSUs awarded in 2004. The value of all such shares and units is based on the closing price of Boeing stock on December 31, 2003, which was $42.14 per share, except for the BSUs granted in 2004, whose value is based on the closing price of the stock on February 23, 2004, which was $43.62.

All Restricted Stock Units

	Number	Value

Harry C. Stonecipher	2,465	$105,954
James F. Albaugh	86,416	3,646,541
Laurette T. Koellner	32,757	1,386,301
Alan R. Mulally	66,215	2,798,987
David O. Swain	45,712	1,931,922
Philip M. Condit	144,590	6,106,522

(5)	Amounts reported in the All Other Compensation column for 2003 include the sums of the values of (a) dividend equivalents and interest on dividend equivalents on LTIP Shares granted under the Company’s previous long-term incentive plan and not yet converted into stock, (b) Company contributions to retirement and 401(k) plans of the Company and its subsidiaries, (c) premiums paid by the Company for term life insurance for the benefit of the insured, (d) expenses paid by the Company in connection with executive relocations and/or temporary living expenses, and (e) annual aggregate payments under the Company’s qualified and non-qualified retirement plans.

All Other Compensation

	(a)	(b)	(c)	(d)	(e)

Harry C. Stonecipher	$0	$3,462	$0	$3,136	$631,000
James F. Albaugh	0	44,850	4,942	74,070	0
Laurette T. Koellner	0	32,142	3,541	326,040	0
Alan R. Mulally	0	47,296	5,406	0	0
David O. Swain	0	34,449	3,747	65,646	0
Philip M. Condit	15,298	97,200	8,022	144,251	0

(6)	The amount for 2003 represents perquisites, including $38,409 for financial counseling and $15,820 for personal use of Company aircraft.* The amount for 2001 represents perquisites, including $59,581 for personal use of Company aircraft.*

(7)	The amount for 2003 represents perquisites, including $58,879 for personal use of Company aircraft.*

(8)	The amount for 2003 represents perquisites, including $134,892 for personal use of Company aircraft.*

(9)

The amount for 2003 represents perquisites including $107,351 for personal use of Company aircraft* and $31,050 in tax reimbursement. The amount for 2002 represents perquisites, including $45,088 for personal use of Company aircraft* and

$30,122 in tax reimbursement. The amount shown for 2001 represents perquisites, including $53,421 for personal use of Company aircraft* and $35,688 in tax reimbursement.

(10)	The amount for 2003 represents perquisites including $82,579 for personal use of Company aircraft.*

(11)	The amount for 2003 represents perquisites, including $183,902 for personal use of Company aircraft.* The amount for 2002 represents perquisites, including $102,192 for personal use of Company aircraft.* The amount for 2001 represents perquisites, including $42,673 for personal use of Company aircraft.*

*Certain Boeing executives are encouraged to use Company-owned aircraft for business and personal travel for security reasons and consistent with the Company’s Executive Protection Policy. Amounts for 2003 represent the aggregate incremental cost to the Company for personal use of Company aircraft. Amounts for 2002 and 2001 were previously reported and calculated in accordance with IRS guidelines for imputed income for personal use of Company aircraft.

OPTION GRANTS IN LAST FISCAL YEAR

The table below sets forth information with respect to the number and potential realizable value of individual grants of stock options granted to NEOs in 2003.

	Securities Underlying Options (#)		% of Total Options Granted	Exercise Price ($/Sh)	Exp. Date	Grant Date Present Value ($)(3)

Harry C. Stonecipher	3,000	(1)	.1196%	$28.223	4/28/2013	$34,200
James F. Albaugh	10,000	(2)	.3987%	26.880	4/21/2013	109,700
Laurette T. Koellner	0		0	0	0	0
Alan R. Mulally	0		0	0	0	0
David O. Swain	0		0	0	0	0
Philip M. Condit	0		0	0	0	0

(1)	Options were granted pursuant to the Company’s 1992 Stock Option Plan for Nonemployee Directors. The term of each option is 10 years, absent termination due to cause, disability, retirement or death. 40% of the option is exercisable on the date of the Company’s first annual meeting after the date of grant, an additional 30% of the option is exercisable on the date of the Company’s third annual meeting after the date of grant, and the final 30% of the option is exercisable on the date of the Company’s fifth annual meeting after the date of grant.

(2)	Options were granted pursuant to the Company’s 1997 Incentive Stock Plan. The term of each option is 10 years, absent termination due to cause, disability, retirement or death. 40% of the option vests three years after the date of grant, an additional 30% of the option vests four years after the date of grant, and the final 30% of the option vests five years after the date of grant. Exercise of an option is contingent upon continued employment at least three years after the date of grant.

(3)	The grant date present value of the options is calculated using a binomial option-pricing model with assumptions for expected volatility, risk-free rate of return, dividend yield and time of exercise/expected life.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The table below also sets forth information with respect to the number and assumed value of outstanding options held by the NEOs at year-end.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End(2)
	Shares Acquired on Exercise	Value Realized(1)	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)

Harry C. Stonecipher	0	0	1,170,000	3,000	$32,772,051	$42,006
James F. Albaugh	0	0	20,002	10,000	0	153,450
Laurette T. Koellner	0	0	0	0	0	0
Alan R. Mulally	15,180	226,037	285,928	0	600,599	0
David O. Swain	0	0	0	0	0	0
Philip M. Condit	45,500	592,957	428,266	0	3,170,910	0

(1)	The value realized is the difference between the Fair Market Value of the underlying stock at the time of exercise and the exercise price. (Fair Market Value for a single trading day is the mean of the high and low per share trading prices for Boeing stock as reported by The Wall Street Journal for the New York Stock Exchange Composite Transactions.)

(2)	Amounts are based on the Fair Market Value of Boeing stock on the last trading day of the year, December 31, 2003, which was $42.225. There is no guarantee that, if and when these options are exercised, they will have this value.

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

The Performance Share program is designed to focus executives on stock price appreciation by requiring a minimum annual increase in share price within a five-year period before any awards can be paid. The 2003 Performance Share awards are contingent on the Company’s achieving threshold, target and maximum stock prices of $42.38, $60.54 and $68.11, respectively, within five years from the date of grant. The Fair Market Value of Boeing stock on the date the 2003 Performance Share awards were granted was $30.27. If the performance hurdles are achieved, the Company’s market value will have been increased significantly.

Performance Shares vest at such time as the average daily closing price of a share of Boeing stock on the New York Stock Exchange over a 20-consecutive-day period achieves a specified hurdle. The Performance Shares will be distributed in Boeing stock on the date the specified performance hurdle is met. The Performance Shares earn dividend equivalents, which will be accrued in the form of additional Performance Shares and distributed in Boeing stock when and to the extent that the related Performance Shares are distributed. The total number of shares delivered by the end of the five-year cycle will range from zero to 125% of the contingent grant.

			Contingent Future Payouts at Specified Stock Prices
	Number of Shares	Performance or Other Period Until Maturation or Payout	Less Than $42.38 Threshold (#)	$42.38 Threshold (15%)	$60.54 Target (100%)	$68.11 Maximum (125%)

Harry C. Stonecipher	0	2003-2008	0	0	0	0
James F. Albaugh	88,117	2003-2008	0	13,218	88,117	110,146
Laurette T. Koellner	62,941	2003-2008	0	9,441	62,941	78,676
Alan R. Mulally	95,670	2003-2008	0	14,351	95,670	119,588
David O. Swain	65,458	2003-2008	0	9,819	65,458	81,823
Philip M. Condit	314,199	2003-2008	0	47,130	314,199	392,749

PENSION PLANS

The following table shows the estimated annual pension benefits payable to an executive officer, assuming retirement on January 1, 2004, at age 65 after selected periods of service. Total pension benefits for executive officers are determined under the Company’s Supplemental Executive Retirement Plan (the “SERP”), which is an unfunded, unqualified defined benefit plan. A portion of that benefit will be paid under the Company’s Pension Value Plan, which is a qualified defined benefit plan whose benefits are limited by applicable federal tax laws and regulations. The remainder of the benefit will be paid under the SERP. The benefits shown in the table are based on straight-life annuity amounts. The plans also permit selection of a joint and survivor annuity with reductions in the benefits shown. The benefits shown in the table are not subject to any deduction for Social Security benefits.

	Years of Credited Service
Remuneration	15	20	25	30	35	40

$300,000	$72,000	$96,000	$120,000	$144,000	$168,000	$192,000
600,000	144,000	192,000	240,000	288,000	336,000	384,000
900,000	216,000	288,000	360,000	432,000	504,000	576,000
1,200,000	288,000	384,000	480,000	576,000	672,000	768,000
1,500,000	360,000	480,000	600,000	720,000	840,000	960,000
1,800,000	432,000	576,000	720,000	864,000	1,108,000	1,152,000
2,100,000	504,000	672,000	840,000	1,008,000	1,176,000	1,344,000
2,400,000	576,000	768,000	960,000	1,152,000	1,344,000	1,536,000
2,700,000	648,000	864,000	1,080,000	1,296,000	1,512,000	1,728,000
3,000,000	720,000	960,000	1,200,000	1,440,000	1,680,000	1,920,000
3,300,000	792,000	1,056,000	1,320,000	1,584,000	1,848,000	2,112,000
3,600,000	864,000	1,152,000	1,440,000	1,728,000	2,016,000	2,304,000
3,900,000	936,000	1,248,000	1,560,000	1,872,000	2,184,000	2,496,000

Credited service begins on the commencement of employment. As of December 31, 2003, the following NEOs have the indicated years of credited service: James F. Albaugh, 19.5; Alan R. Mulally, 34.5; David O. Swain, 39.5; Laurette T. Koellner, 26.0; Harry C. Stonecipher 15.5; and Philip M. Condit, 38.5. Mr. Stonecipher’s service reflects the terms of an employment agreement that applied to his first period of employment. Under that agreement, he received credit for twice as many years of service as he actually worked for the Company.

Under the SERP, pension benefits are based on years of credited service times 1.6% of average annual salary plus average annual incentive compensation for the last five years of employment. Benefits calculated under the SERP are limited to 100% of a participant’s annual salary at termination and are reduced by the amount of benefits received under the Pension Value Plan.l The total annual averages for the following NEOs are as follows: James F. Albaugh, $1,122,630; Laurette T. Koellner, $688,937; Alan R. Mulally, $1,593,378; and David O. Swain, $932,081. Mr. Condit, upon his retirement effective March 1, 2004, had an annual benefit of $1,419,600.

Had Mr. Mulally attained age 65 and retired on January 1, 2003, his benefit calculated under the SERP formula would have exceeded his annual salary by approximately $86,000 per year. Had Mr. Swain attained age 65 and retired on January 1, 2003, his benefit calculated under the SERP formula would have exceeded his annual salary by approximately $10,000 per year. Because the SERP limits pension benefits to 100% of annual salary, Mr. Mulally’s and Mr. Swain’s benefits would have been reduced accordingly. Mr. Albaugh’s and Ms. Koellner’s benefits have not exceeded the SERP limit and would therefore not have been reduced.

Upon his original retirement on June 1, 2002, Mr. Stonecipher began receiving his annual retirement benefit of $631,000. This amount is included in Mr. Stonecipher’s “All Other Compensation” in the Summary Compensation Table. Mr. Stonecipher will continue to receive his benefit during his current period of employment. He will also earn additional service under the Pension Value Plan and the SERP. However, future accruals under the SERP will be partially offset by the value of payments Mr. Stonecipher receives prior to his retirement, including amounts he has already received. The amount of his additional annual benefit is expected to range between $25,000 and $40,000 for each year that he works.

(1)	The Pension Value Plan became effective as of January 1, 1999. Under the Pension Value Plan, benefits are earned after one year of service, which is retroactively credited upon completion. Benefits generally vest after five years of service. Each year, a bookkeeping account in a participant’s name is credited with an amount equal to a percentage of the participant’s base pay depending on the participant’s age, ranging from 3% for younger than age 30 to 11% for age 50 and older. Each participant’s account also receives interest credits based on the yield of the 30-year U.S. Treasury bond in effect during November of the previous year, except that the rate may be no lower than 5.25% or higher than 10%. When a participant retires, the amount credited to the participant’s account is converted into an annuity.

In addition, certain benefits earned by participants under prior retirement plans of Boeing and McDonnell Douglas calculated as of December 31, 1998 were transferred to the Pension Value Plan as of January 1, 1999. Certain benefits earned by participants under prior retirement plans of Boeing North American were transferred as of July 1, 1999. These benefits will increase each year at the same rate the participant’s salary increases. At retirement, participants will receive these benefits in addition to the Pension Value Plan annuity described above.

TERMINATION OF EMPLOYMENT ARRANGEMENTS

Executive Layoff Benefit Plan. The Boeing Executive Layoff Benefit Plan (the “Plan”) is an ongoing layoff benefits program for executives who are involuntarily laid off from the Company. The Plan is intended to constitute a welfare benefit severance plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is unfunded and paid directly from the general assets of the Company.

Benefits under the Plan are provided when an executive-level position is eliminated by the Company, the executive does not become employed elsewhere within the Company, and the executive is involuntarily laid off. In addition, if the scope, duties, or responsibilities of an executive position have changed significantly, and the position is no longer evaluated as an executive-level position, then the executive position is deemed eliminated and the key executive is eligible for benefits under the Plan, unless the executive either (a) accepts a position within the Company (including a nonexecutive position) or (b) rejects an executive-level position offer.

Eligible participants under the Plan receive a layoff benefit equal to: one year of base salary at the time of layoff, plus the employee’s annual target incentive compensation, multiplied by the Company’s actual performance score for the year during which the layoff event occurs, minus, if applicable, the total of all payments made, or to be made, pursuant to any individual employment, separation or severance agreement.

The Plan is administered by the Compensation Committee of the Board of Directors.

RELATED-PARTY TRANSACTIONS

In 2003, a subsidiary of the Company, Boeing Management Company (“BMC”), entered into a license agreement providing Bugeye Technology, Inc. (“BTI”) rights to use the Company’s patents and technology related to certain advanced video display technologies (the “Bugeye technologies”) in exchange for aggregate five-year minimum license fees and annual royalty payments of $4,450,000 based on sales made by BTI. In the same transaction, BMC also assigned the Bugeye trademark to BTI in exchange for 102,365 shares of BTI Series A preferred dividend stock at $.411 per share.

BTI was formed through the Company Chairman’s Innovation Initiative (“CII”) program. Douglas A. Swain, who serves as the President of BTI is the son of David O. Swain, the Company’s Executive Vice-President and Chief Operating Officer, Integrated Defense Systems.

David O. Swain recused himself from any involvement in the transaction and any dealings with BTI so long as he is an employee of the Company. The Company believes that the terms of this transaction were consistent with market conditions.

ITEM 2.  MANAGEMENT PROPOSAL TO APPROVE AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BY-LAWS TO ELIMINATE CERTAIN SUPERMAJORITY VOTE REQUIREMENTS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

The Board of Directors, in its continuing review of corporate governance matters, and after careful consideration and upon recommendation by the Governance, Organization and Nominating Committee of the Board, has concluded that, it is in the best interests of the Company’s shareholders to remove the supermajority vote requirements in the Company’s charter documents relating to the approval of certain business combinations and certain changes in the Company’s capital stock. These changes will be effected by amendments to Article EIGHTH of the Certificate of Incorporation, and related provisions in Sections 3 and 5 of Article FOURTH and in Article ELEVENTH of the Certificate of Incorporation and Sections 2, 3 and 4 of Article VIII of the Company’s By-Laws (the “related provisions”).

The Board of Directors recommends that shareholders vote to approve these amendments because the supermajority vote may discourage transactions that shareholders view as beneficial. Moreover, if the amendments are approved, transactions requiring the approval of shareholders or certain changes in the Company’s capital stock, will require only a simple majority vote, subject to the exception under Delaware law that is explained below.

The proposed amendments would eliminate Article EIGHTH, which requires the holders of at least 75% or more of the outstanding stock of the Company entitled to vote for the election of directors (the “Voting Stock”) approve certain “Business Combinations.” A Business Combination includes a merger, consolidation, exchange of stock, asset sale, liquidation, recapitalization, redemption or certain other business transactions, including the issuance of Company stock to, and any loan to, guarantee on behalf of, or selective redemption of stock owned by an “Interested Stockholder.” An Interested Stockholder is a person (other than the Company) who beneficially owns 10% or more of the Voting Stock of the Company and certain defined Affiliates. The 75% vote requirement does not apply, however, to a Business Combination if (1) a majority of the Continuing Directors of the Board (directors who were directors prior to the time an Interested Stockholder became an Interested Stockholder, and directors recommended for election by such directors) have approved the Business Combination or (2) the Continuing Directors determine that the specified minimum price, form of consideration and procedural requirements are satisfied.

To effect the proposed removal of Article EIGHTH from the Certificate of Incorporation, the Board of Directors has also approved and recommends shareholders approve amendments to Sections 3 and 5 of Article FOURTH of the Certificate of Incorporation. Sections 3 and 5 address, respectively, amendment of the Certificate of Incorporation to increase or decrease any class or classes of the authorized stock of the Company, and the power of the Board to approve the issuance and disposition of any authorized and unissued shares. The proposed amendments to Sections 3 and 5 of Article FOURTH would remove the provisions that make such sections expressly subject to Article EIGHTH. To further effect the proposed removal of Article EIGHTH from the Certificate of Incorporation, the Board has also approved and recommends shareholder approval of amendment of Article ELEVENTH of the Certificate of Incorporation to remove provisions providing that no amendment to repeal or alter Article EIGHTH or Sections 3 and 5 of Article FOURTH may be made without an affirmative vote of 75% of the Voting Stock or the recommendation of a majority of the Continuing Directors together with the affirmative vote of the holders of a majority of the Voting Stock, and to amend Sections 2, 3 and 4 of Article VIII of the By-Laws to remove references to Article EIGHTH of the Certificate of Incorporation.

If Article EIGHTH is eliminated, then under the Delaware General Corporation Law the holders of only a majority of the outstanding company stock entitled to vote for the election of directors would be required to approve the transactions described in the third paragraph above, subject to the following exception. If the transaction constitutes a “business combination” within the meaning of Section 203 of the Delaware General Corporation Law (“Section 203”) involving a person owning 15% or more of the Company’s voting stock (referred to as an “interested shareholder”), then the transaction could not be completed for a period of three years after the date the person became an interested shareholder unless (1) the Board of Directors approved either the business combination or the transaction that resulted in the person becoming an interested shareholder prior to such business combination or transaction, (2) upon consummation of the transaction that resulted in the person becoming an interested shareholder, that person owned at least 85% of the Company’s outstanding voting stock (excluding shares owned by persons who are directors and also officers of the Company and shares owned by certain employee benefit plans of the Company), or (3) the business combination was approved by the Board and by the affirmative vote of at least 66-2/3% of the Company’s outstanding voting stock not owned by the interested shareholder.

The sections of the Certificate of Incorporation and By-Laws that reflect the proposed amendments are attached to this proxy statement as Appendix A and are marked to show changes from the Company’s current Certificate of Incorporation and By-Laws.

APPROVAL OF THIS PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF HOLDERS OF RECORD OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY ENTITLED TO VOTE FOR THE ELECTION OF DIRECTORS.

If this proposal is approved by the shareholders, it will be effected by the filing of an Amended and Restated Certificate of Incorporation with the State of Delaware promptly after this Annual Meeting. The amendments to the By-Laws, if approved by the shareholders, will be effective immediately upon approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR THIS PROPOSAL.

ITEM 3.  ADVISORY VOTE ON APPOINTMENT OF

DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR THIS PROPOSAL.

Deloitte & Touche LLP currently serves as the Company’s independent auditors, and that firm conducted the audit of the Company’s accounts for fiscal year 2003. The Audit Committee has appointed Deloitte & Touche LLP to serve as independent auditors to conduct an audit of the Company’s accounts for fiscal year 2004.

Selection of the Company’s independent auditors is not required to be submitted to a vote of the shareholders of the Company for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. However, the Board of Directors is submitting this matter to the shareholders as a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP, and may retain that firm or another without re-submitting the matter to the Company’s shareholders. Even if shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR THIS PROPOSAL.

SHAREHOLDER PROPOSALS

The following shareholder proposals have been submitted for consideration at the Annual Meeting. The Company will provide the names and addresses of the proponents of these shareholder proposals and the number of shares each proponent holds upon oral or written request for such information. Requests may be sent to the Corporate Secretary, The Boeing Company, Boeing World Headquarters, 100 North Riverside Plaza, 311A1, MC 5003-1001, Chicago, Illinois 60606-1596, or by calling (312) 544-2803.

ITEM 4.  SHAREHOLDER PROPOSAL ON

GENERAL INFORMATION

LIST OF SHAREHOLDERS OF RECORD

A list of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and will also be available 10 business days prior to the Annual Meeting between the hours of 9:00 a.m. and 4:00 p.m., Central time, at the Office of the Corporate Secretary, Boeing World Headquarters, 100 North Riverside Plaza, 311A1, MC 5003-1001, Chicago, Illinois 60606-1596. A shareholder may examine the list for any legally valid purpose related to the Annual Meeting.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT

Electronic Delivery

The notice of Annual Meeting and Proxy Statement and 2003 Annual Report are available on our Internet site at www.boeing.com. Instead of receiving paper copies of the Annual Report and Proxy Statement in the mail, shareholders can elect to receive these communications electronically via the World Wide Web. For additional information and to sign up, you can access www.econsent.com/ba.

Many brokerage firms and banks are also offering electronic proxy materials to their clients. If you are a beneficial owner of Boeing stock, you may contact that broker or bank to find out whether this service is available to you. If your broker or bank uses ADP Investor Communications Services, you can sign up to receive electronic proxy materials at www.InvestorDelivery.com.

Householding Information

As permitted by the SEC’s proxy statement rules, the Company will deliver only one annual report or proxy statement to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will, upon written or oral request, deliver a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy of the annual report or proxy statement was delivered and will include instructions as to how the shareholder can notify the Company that the shareholder wishes to receive a separate copy of the annual report or proxy statement. Registered shareholders wishing to receive a separate annual report or proxy statement in the future or registered shareholders sharing an address wishing to receive a single copy of the annual report or proxy statement in the future may contact the Company’s Transfer Agent:

EquiServe Trust Co., N.A.

P.O. Box 43016

Providence, Rhode Island 02940-3016

888-777-0923 (toll-free for domestic U.S. callers)

781-575-3400 (non-U.S. callers may call collect)

ANNUAL REPORT ON FORM 10-K

The Company’s 2003 Annual Report was mailed to shareholders with this proxy statement. Upon request, the Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K, which has been filed with the SEC. Shareholders may receive a copy of the Form 10-K by:

(1)	Writing to Data Shipping Department, The Boeing Company, P.O. Box 3707, Mail Code 3T-33, Seattle, Washington 98124-2207;

(2)	Calling (425) 393-4964; or

(3)	Accessing the Company’s website at www.boeing.com.

SUBMISSION OF SHAREHOLDER PROPOSALS

The Company’s next annual meeting will be held on Monday, May 2, 2005. Under Rule 14a-8(e) of the Securities Exchange Act of 1934, shareholder proposals intended for inclusion in the Company’s 2005 Proxy Statement must be submitted in writing to the Company to the Office of the Corporate Secretary, Boeing World Headquarters, 100 North Riverside Plaza, 311A1, MC 5003-1001, Chicago, Illinois 60606-1596, and must be received by midnight Central time on Friday, November 26, 2004.

Any shareholder proposal submitted for consideration at next year’s annual meeting but not submitted for inclusion in the proxy statement, including shareholder nominations for or suggestions of candidates for election as directors, that is received by the Company earlier than Sunday, January 2, 2005, or later than Tuesday, February 1, 2005 will not be considered filed on a timely basis with the Company under Rule 14a-4(c)(l). For such proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For such proposals that are timely filed, the Company retains discretion to vote proxies it receives provided that (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

Shareholder nominations for or suggestions of candidates for election as directors must contain the following information:

•	a statement that the writer is a shareholder entitled to vote on the election of directors at the next annual meeting and is proposing a candidate for consideration by the Committee;

•	the name and contact information of the candidate;

•	a statement of the candidate’s business and educational experience and other relevant biographical data;

•	a statement detailing any relationship between the candidate and the Company, including, among others, any customer, supplier, competitor, employee or shareholder of the Company;

•	a statement detailing any relationship or understanding between the proposing shareholder and the candidate; and

•	a signed statement from the candidate consenting (i) to be named in the proxy statement and proxy if selected and (ii) to serve on the Board if elected.

The Company has received correspondence from a shareholder seeking to nominate an individual as a director at the Annual Meeting; however, the shareholder did not comply with the Company’s By-Law provisions for direct shareholder nominations. If the shareholder proposes that any matter related to the proposed candidate be brought to a vote, and such matter is properly brought to a vote, the persons named on the proxy card intend to exercise the discretionary authority given to them by the proxy card to vote against any such matter.

CONTACTING THE BOARD OF DIRECTORS

The Board of Directors has established a process whereby shareholders can send communications to the Non-Executive Chairman of the Board and each of the Board Committee chairpersons. This process is described in detail on the Company’s website at www.boeing.com/corp_gov/email_the_board.html.

Appendix A

PROPOSED AMENDMENTS TO

RESTATED

CERTIFICATE OF INCORPORATION

AND BY-LAWS OF

THE BOEING COMPANY

Proposed Amendments to Restated Certificate of Incorporation. The following provisions reflect the manner in which the applicable sections of the Certificate of Incorporation of the Company (the “Certificate”) will be amended if Item 2 is approved by the shareholders at the Annual Meeting.

1.	Sections 3 and 5 of Article FOURTH of the Certificate are amended in their entirety to read as follows:

3.	Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever. Subject to ~~Article EIGHTH herein and to~~ such restrictions as may be stated in the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, any amendment to the Certificate of Incorporation which shall increase or decrease the authorized stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the ~~voting~~ stock of the Corporation entitled to vote for the election of directors (“Voting Stock”).

5.	~~Subject to Article EIGHTH herein, t~~The Corporation may from time to time issue and dispose of any of the authorized and unissued shares of Common Stock or of Preferred Stock for such consideration not less than its par value, as may be fixed from time to time by the Board of Directors, without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the Corporation in cash, property, or services. Any and all such shares of the Preferred or Common Stock of the Corporation, the issuance of which has been so authorized and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

2.	Article EIGHTH of the Certificate is deleted in its entirety as follows:

~~EIGHTH: In addition to any affirmative vote required by law or this Certificate of Incorporation, any “Business Combination” (as hereinafter defined) involving the Corporation shall be subject to approval in the manner set forth in this Article EIGHTH.~~

~~1.~~	~~For the purposes of Article EIGHTH, Article NINTH, and Article ELEVENTH of this Certificate of Incorporation and Articles I, II and VIII of the By-Laws of the Corporation:~~

~~(a)~~	~~“Affiliate” and beneficial owner” are used herein as defined in Rule 12b-2 and Rule 13d-3, respectively, under the Securities Exchange Act of 1934 as in effect on the date of adoption of this Article EIGHTH by the stockholders of the Corporation (the “1934 Act”). The term “Affiliate” as used herein shall exclude the Corporation, but shall include the definition of “Associate” as contained in said Rule 12-2.~~

~~(b)~~	~~An “Interested Stockholder” is a Person other than the Corporation who is (i) the beneficial owner of ten percent or more of the stock of the Corporation entitled to vote for the election of directors (“Voting Stock”) or (ii) an Affiliate of the Corporation and (A) at any time within a two-year period prior to the record date to vote on a Business Combination was the beneficial owner of ten percent or more of the Voting Stock or (B) at the completion of the Business Combination will be the beneficial owner of ten percent or more of the Voting Stock.~~

~~For purposes of determining whether a Person is an Interested Stockholder pursuant to paragraph (b) of this Section 1, (i) the number of shares of Voting Stock deemed to be owned by the Interested Stockholder shall include shares deemed owned through application of paragraph (b) of this Section 1 together with Voting Stock that may be issuable pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, warrants, or options, or otherwise and (ii) the number of shares of Voting~~

~~Stock deemed to be outstanding shall not include any shares of Voting Stock that may be issuable pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, warrants, or options, or otherwise.~~

~~(c)~~	~~A “Person” is a natural person or a legal entity of any kind, together with any Affiliate of such person or entity, or any person or entity with whom such person, entity, or an Affiliate has any agreement or understanding relating to acquiring, voting, holding, or disposing of Voting Stock.~~

~~(d)~~	~~A “Continuing Director” is a member of the Board of Directors of the Corporation (other than any Interested Stockholder or any Affiliate of an Interested Stockholder) who was a director prior to the time any Interested Stockholder became an Interested Stockholder, or any director who was recommended for election or elected by the Continuing Directors. Any action to be taken by the Continuing Directors shall require the affirmative vote of a majority of the Continuing Directors.~~

~~(e)~~	~~A “Business Combination” is (i) a merger or consolidation of the Corporation or any of its subsidiaries or an exchange of stock of the Corporation with an Interested Stockholder or an Affiliate of an Interested Stockholder; (ii) the sale, lease, exchange, pledge, transfer, or other disposition (A) by the Corporation or any of its subsidiaries of all or a Substantial Part of the Corporation’s Assets to an Interested Stockholder or an Affiliate of an Interested Stockholder or (B) by en Interested Stockholder or an Affiliate of an Interested Stockholder of any of its assets, except in the ordinary course of business, to the Corporation or any of its subsidiaries; (iii) the issuance of stock or other securities of the Corporation or any of its subsidiaries to an Interested Stockholder or an Affiliate of an Interested Stockholder, other than on a pro rata basis to all holders of Voting Stock of the same class held by the Interested Stockholder or any such Affiliate pursuant to a stock split, stock dividend, or distribution of warrants or rights; (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or an Affiliate of an Interested Stockholder; (v) any reclassification or redemption of securities, recapitalization, merger, consolidation or other transaction which has the eject, directly or indirectly, of increasing the proportionate share of any Voting Stock beneficially owned by an Interested Stockholder or an Affiliate of an Interested Stockholder; (vi) any loan of money or other assets of the Corporation to, or guarantee of indebtedness or other obligations of, an Interested Stockholder or an Affiliate of an Interested Stockholder by the Corporation; (vii) any redemption by the Corporation of shares of outstanding stock of the Corporation or of options, warrants, or rights to acquire shares of stock of the Corporation beneficially owed by an Interested Stockholder or an Affiliate of an Interested Stockholder, other than on a pro rata basis to all holders of such stock or rights; or (viii) any agreement, contract, or other arrangement providing for any of the foregoing transactions.~~

~~(f)~~	~~A “Substantial Part of the Corporation’s Assets” shall mean tangible or intangible assets of the Corporation or any of its subsidiaries with a fair market value, as determined by the Continuing Directors, in an amount equal to twenty percent or more of the total consolidated assets of the Corporation and its subsidiaries taken as a whole as of the end of its most recent fiscal year ended prior to the time the determination is made.~~

~~2.~~	~~The affirmative vote of not less then seventy-five percent of the Voting Stock shall be required for the adoption or authorization of a Business Combination, unless:~~

~~(a)~~	~~Such Business Combination shall have been approved by the affirmative vote of a majority of the Continuing Directors or~~

~~(b)~~	~~The Continuing Directors determine that:~~

~~(i)~~

~~The fair market value of the consideration per share to be received or retained by the holders of each class or series of stock of the Corporation in a Business Combination is equal to or greater than the higher of (A) the highest consideration per share (including brokerage commissions and soliciting dealer’s fees) paid by such Interested Stockholder in acquiring any shares of such class of stock previously acquired in any one transaction or series of related transactions, whether before or after~~

~~the Interested Stockholder became an Interested Stockholder, or (B) the highest closing sale price during the two-year period immediately preceding the date of completion of the Business Combination of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, and, if at any time during such two-year period such stock is not listed on such Exchange, on the principal United States securities exchange registered under the 1934 Act on which such stock is listed, and, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the two-year period preceding the date of completion of the Business Combination on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date of completion of the Business Combination of a share of such stock as determined by a majority of the Continuing Directors in good faith; provided, however, that the consideration to be received by holders of a particular class or series of stock of the Corporation shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of stock of the Corporation that are beneficially owned by the Interested Stockholder and, if the Interested Stockholder beneficially owns shares of any class or series of stock of the Corporation that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of stock of the Corporation shall be either cash or the form used to acquire beneficially the largest number of shares of such class or series of stock of the Corporation beneficially acquired by it whether before or after the Interested Stockholder became an Interested Stockholder and~~

~~(ii)~~	~~The Interested Stockholder shall not have received or will not receive the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges, or other financial assistance or tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.~~

~~3.~~	~~In the event any vote of holders of Voting Stock is required for the adoption or approval of any Business Combination, a proxy or information statement describing the Business Combination and complying with the requirements of the 1934 Act shall be mailed at a date determined by the Continuing Directors to all stockholders of the Corporation whether or not such statement is required under the 1934 Act. The statement shall contain any recommendations as to the advisability of the Business Combination which the Continuing Directors, or any of then, may choose to state and, if deemed advisable by the Continuing Directors, an opinion of an investment banking, firm as to the fairness of the terms of such Business Combination. Such firm shall be selected by the Continuing, Directors and paid a fee for its services by the Corporation as approved by the Continuing Directors.~~

3.	Article NINTH of the Certificate is renumbered as Article EIGHTH and amended in its entirety to read as follows:

~~NINTH~~EIGHTH: Any action by stockholders of the Corporation shall be taken at a meeting of stockholders, and no action may be taken by written consent of stockholders entitled to vote upon such action unless such action shall have been submitted to the stockholders after approval by the affirmative vote of a majority of the Continuing Directors. For the purposes of Article EIGHTH and Article TENTH of this Certificate of Incorporation and Articles I, II and VIII of the By-Laws of the Corporation, the following definitions shall apply.

1.	A “Continuing Director” is a member of the Board of Directors of the Corporation who was a director prior to May 5, 2004, or any director who was recommended for election or elected by the Continuing Directors. Any action to be taken by the Continuing Directors shall require the affirmative vote of a majority of the Continuing Directors.

2.	An “Interested Stockholder” is a Person other than the Corporation who is the beneficial owner of ten percent or more of the Voting Stock as defined in Article FOURTH of the Certificate of Incorporation. For purposes of determining whether a Person is an Interested Stockholder, (i) the number of shares of Voting Stock deemed to be owned by the Interested Stockholder shall include shares deemed owned through application of the preceding sentence together with Voting Stock that may be issuable pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, warrants, or options, or otherwise and (ii) the number of shares of Voting Stock deemed to be outstanding shall not include any shares of Voting Stock that may be issuable pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, warrants, or options, or otherwise.

3.	A “Person” is a natural person or a legal entity of any kind, together with any Affiliate of such person or entity, or any person or entity with whom such person, entity, or an Affiliate has any agreement or understanding relating to acquiring, voting, holding, or disposing of Voting Stock. “Affiliate” and “beneficial owner” are used herein as defined in Rule 12b-2 and Rule 13d-3, respectively, under the Securities Exchange Act of 1934 as in effect on the date of approval of this Section 4 by the stockholders of the Corporation. The term “Affiliate” as used herein shall exclude the Corporation, but shall include the definition of “Associate” as contained in said Rule 12b-2.

4.	Article TENTH of the Certificate is renumbered as Article NINTH.

5.	Articles ELEVENTH and TWELFTH of the Certificate are renumbered as Articles TENTH and ELEVENTH, respectively, and are amended in their entirety to read as follows:

~~ELEVENTH~~TENTH: The Corporation reserves the right to amend, alter, change, add to, or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute; and all rights herein conferred are granted subject to this reservation.

Notwithstanding anything contained in this Certificate of Incorporation to the contrary, either (a) the recommendation of a majority of the Continuing Directors together with the affirmative vote of the holders of record of a majority of the Voting Stock or (b) the affirmative vote of the holders of record of at least seventy-five percent of the Voting Stock shall be required to alter, amend, repeal, or adopt any provision inconsistent with ~~Section 3 and 5 of Article FOURTH hereof, Article EIGHTH hereof,~~ Article ~~NINTH~~EIGHTH hereof, paragraphs (c), (d), and (h) of Article ~~TENTH~~NINTH hereof, this Article ~~ELEVENTH~~TENTH, and Article VIII of the By-Laws.

~~TWELFTH~~ELEVENTH: To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for conduct as a director. Any amendment to or repeal of this Article ~~TWELFTH~~ELEVENTH shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Proposed Amendments to By-Laws. The following provisions reflect the manner in which the By-Laws of the Company will be amended if Item 2 is approved by the shareholders at the Annual Meeting.

Sections 2, 3 and 4 of Article VIII of the By-Laws are amended in their entirety to read as follows:

SECTION 2. Amendments as to Compensation and Removal of Officers.

Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of record of a majority of the Voting Stock, as defined in Article FOURTH~~EIGHTH~~ of the Certificate of Incorporation, at a meeting of the stockholders called for the purpose, shall be required to alter, amend, repeal, or adopt any provision inconsistent with Sections 3, 4 and 5 of Article IV hereof, notice of which meeting shall include the form of the proposed amendment, or a summary thereof.

SECTION 3. Amendments as to Stockholders’ Meetings, Directors.

Notwithstanding anything contained in these By-Laws to the contrary, either (a) the affirmative vote of a majority of the Continuing Directors, as defined in Article EIGHTH of the Certificate of Incorporation, or (b) the affirmative vote of the holders of record of at least seventy-five percent of the Voting Stock, as defined in Article FOURTH~~EIGHTH~~ of the Certificate of Incorporation, shall be required to alter, amend, repeal, or adopt any provision inconsistent with Sections 1, 2, and 4 of Article I and Sections 1, 10, and 11 of Article II.

SECTION 4. Amendment of this Article VIII.

Notwithstanding anything contained in these By-Laws to the contrary, either (a) the recommendation of a majority of the Continuing Directors, as defined in Article EIGHTH of the Certificate of Incorporation, together with the affirmative vote of the holders of record of a majority of the Voting Stock, as defined in Article FOURTH~~EIGHTH~~ of the Certificate of Incorporation, or (b) the affirmative vote of the holders of record of at least seventy-five percent of the Voting Stock, as defined in Article FOURTH~~EIGHTH~~ of the Certificate of Incorporation, shall be required to alter, amend, repeal, or adopt any provision inconsistent with this Article VIII.

Appendix B

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is established by and among the Board of Directors for the primary purpose of assisting the Board in oversight of:

1)	Integrity of the Company’s financial statements,

2)	Company’s compliance with legal and regulatory requirements,

3)	Independent auditor’s qualifications and independence, and

4)	Performance of the Company’s internal audit function and independent auditor.

In fulfilling their responsibilities hereunder, it is recognized that the members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession. As such, it is not the duty of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the judgment of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations.

The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed necessary to perform its duties and responsibilities.

The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor, outside legal, accounting or other advisors that the Audit Committee chooses to engage.

Organization

Members:

The Audit Committee shall consist of three or more directors who are not members of management and meet the independence and expertise requirements as defined by the New York Stock Exchange (NYSE) Listed Company Manual who are free from any relationship, including disallowed compensatory arrangements, that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. The chairperson and members of the Committee shall be appointed by the Board of Directors at the annual organization meeting of the Board. At least one member of the Committee shall be a “financial expert,” as determined by the Board, in compliance with the criteria established by the SEC.

Meetings:

Audit Committee meetings shall be in conjunction with regular Board of Directors meetings and at such other times as called by or on behalf of the chairperson of the Committee.

A majority of the members of the Audit Committee shall constitute a quorum. The Committee shall act only on the affirmative vote of at least two of the members.

Responsibilities

The responsibilities of the Audit Committee are to:

1)	Appoint, retain, compensate, evaluate and terminate, if necessary, the independent auditor. The audit committee should present its conclusions with respect to the independent auditor to the Board of Directors. The independent auditor is the public accounting firm that will be retained to perform audit services for the Company, any of its subsidiaries, or any related parties, including employee benefit plans sponsored by the Company.

2)	Review and pre-approve both audit and non-audit services to be provided by the independent auditor.

3)	Review and advise on the selection and removal of the General Auditor. Additionally, the Audit Committee will review and recommend changes to the Internal Audit Charter.

4)	Review, on an annual basis, a formal written statement prepared by the independent auditor describing:

•	The firm’s internal quality control procedures

•	Any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues

•	All relationships relevant to auditor independence between the independent auditor and the Company. This includes discussion of such relationships, and recommending that the Board of Directors take appropriate action in response to the outside auditor’s report to satisfy itself of the outside auditor’s independence

5)	Discuss with management or the independent auditor, as appropriate, the matters required to be discussed by Statement on Auditing Standards No. 61 and the Sarbanes-Oxley Act of 2002 relating to the conduct of the audit or quarterly review. This includes:

•	Independent auditor responsibility under generally accepted auditing standards

•	All significant and critical accounting policies and practices

•	Management judgments and accounting estimates

•	All alternative treatments of financial information within generally accepted accounting principles (GAAP) that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures, and the treatment preferred by the independent auditor

•	Material written communications between the independent auditor and management including, but not limited to, the engagement letter, independence letter, management representation letter, management letter, and schedule of audit adjustments

•	Report on Form 10-K and other information in the Annual Report

•	Disagreements with management, including management’s response

•	Difficulties encountered in performing the audit, including management’s response

•	Consultations with other accountants

•	Major issues discussed with management prior to retention

•	An analysis of the auditor’s judgment about the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements

6)	Review with the independent auditors, internal auditors and members of senior management the adequacy and effectiveness of the Company’s financial controls and financial reporting processes.

7)	Meet periodically or at least annually with management, the senior internal auditing executive, and the independent auditors in separate executive sessions.

8)	Review and discuss with management and the independent auditors, prior to filing, the Company’s quarterly and annual reports filed with the SEC on Forms 10-Q and 10-K, including the Management’s Discussion and Analysis of Financial Condition and Results of Operations, any management certifications as required by the Sarbanes-Oxley Act of 2002 and relevant reports rendered by the independent auditors.

9)	Review and discuss earnings press releases with management as well as financial information and earnings guidance provided to analysts and rating agencies. Discussions of earnings press releases as well as financial information and earnings guidance may be done generally (i.e. discussion of the types of information to be disclosed and the type of presentation to be made). Discussions need not occur in advance of each earnings press release or each instance in which earnings guidance is provided.

10)	Prepare a report and other additional information required for inclusion in the annual proxy statement to include at least the following:

•	A statement that the Committee has reviewed and discussed the audited financial statements with management

•	A statement that the Committee has discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Required Communications with Audit Committees

•	A statement that the Committee has received written disclosures from, and held discussions with, the independent auditors on matters required by Independence Standards Board Statement No. 1, Independence Discussions with Audit Committees

•	A conclusion as to the Committee’s Recommendation to the Board of Directors as to the filing of the Annual Report on Form 10-K with the Securities and Exchange Commission

•	A statement outlining the Company’s policies and procedures related to pre-approval by the Committee of audit and non-audit services to be provided by the independent auditor

•	A schedule showing fees paid to the independent auditor for audit and non-audit services for the most recent two fiscal years. Fees must be categorized as follows: Audit Fees, Audit-Related Fees, Tax Fees, All Other Fees. Other than for Audit Fees, a description of the types of services provided under these categories must be included

•	A statement indicating that Audit Committee members are independent as defined under the listing standards of the NYSE

•	A statement identifying which member of the Committee is the “financial expert”

11)	Review this charter on an annual basis and recommend to the Board of Directors changes to the charter as appropriate to support an affirmation by the Board of Directors.

12)	Discuss with management, policies with respect to risk assessment and risk management.

13)	Review management’s assessment of compliance with laws, regulations, and Company policies relative to payments to individuals or organizations retained as foreign sales consultants.

14)	Meet with the Office of Internal Governance to review the Company’s ethics and business conduct program and Company compliance with the principles of the Defense Industry Initiative on Business Ethics and Conduct.

15)	Review significant pending and threatened litigation, the status of advancement of expenses to employees involved in company-related legal proceedings, and related indemnification.

16)	Set clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor.

17)	Establish and maintain procedures for:

•	The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters

•	The confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters

18)	Annually, perform a self-assessment relative to the Audit Committee’s purpose, duties and responsibilities outlined herein.

19)	Report annually to the Board of Directors regarding the execution of the Committee’s duties and responsibilities as well as any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

20)	Present to the Board of Directors such comments and recommendations as the Audit Committee deems appropriate, and perform such other duties as may be assigned by the Board or deemed appropriate by the Committee within the context of this charter.

DIRECTIONS AND MAP

2004 Annual Meeting of Shareholders

Renaissance Chicago Hotel

One West Wacker Drive

Chicago, Illinois

May 3, 2004 – 10:00 A.M.

General Directions

From O’Hare Airport (18 miles SE):

Travel on 90 East to the Kennedy Expressway East.

Exit on Ohio (heading East).

Turn right on Clark.

Turn left on Wacker Drive.

From Midway Airport (12 miles N):

Go North on Cicero Ave. to I-55 North.

Take I-55 north to Lake Shore Drive.

Exit on Randolph St.

Turn right on Dearborn St.

Turn right on Wacker Drive.

•	The doors will open at 8:30 a.m. The meeting will begin at 10:00 a.m.

•	If you are an individual with a disability who requires a reasonable accommodation, please send an e-mail to laura.l.chapman@boeing.com or call (312) 544-2835 at least two weeks in advance of the meeting.

•	Self-parking is available through the Renaissance Chicago Hotel for $20.00 (“special event rate”). Vouchers will be available at the Annual Meeting registration tables. This rate does not apply to valet parking, nor does it include overnight parking.

•	Information on public transportation to the meeting may be obtained from RTA by calling (312) 836-7000. Please be prepared to give them the full street address shown at the top of this page.

SKU Number 0707-PS-04